UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.)
Filed by the Registrant ☒
Filed by a Party other than the Registrant  ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
APPLIED MOLECULAR TRANSPORT INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

April 12, 2022
Dear Fellow Stockholder:
You are cordially invited to attend the 2022 Annual Meeting of Stockholders (Annual Meeting) of Applied Molecular Transport Inc. (the Company) to be held virtually via live audio webcast on Tuesday, May 24, 2022 at 1:00 p.m., Pacific Time. The attached notice and proxy statement describe the formal business to be transacted at the meeting.
We are furnishing proxy materials to our stockholders over the Internet. You may read, print and download our 2021 Annual Report to Stockholders and our proxy statement at www.virtualshareholdermeeting.com/AMTI2022. On or about April 12, 2022, we mailed to our stockholders a notice containing instructions on how to access these materials and how to vote their shares. The notice provides instructions on how you can request a paper copy of these materials by mail, by telephone or by email. If you requested your materials via email, the email contains voting instructions and links to the materials on the Internet.
You may vote your shares at the Annual Meeting. If you are not able to attend the Annual Meeting, you may submit your proxy via the Internet, by phone, or by signing, dating and returning the enclosed proxy card in the enclosed envelope. The Annual Meeting is being held so that stockholders may consider the election of directors, the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2022, to approve, on an advisory basis, the compensation of our named executive officers, and to approve, on an advisory basis, the frequency of future advisory votes to approve our named executive officers’ compensation.
The Board of Directors of the Company has determined that the matters to be considered at the Annual Meeting are in the best interests of the Company and its stockholders. For the reasons set forth in the proxy statement, the Board of Directors unanimously recommends a vote “FOR” each matter to be considered.
On behalf of the Board of Directors and the officers and employees of the Company, I would like to take this opportunity to thank our stockholders for their continued support of Applied Molecular Transport Inc. We look forward to seeing you at the meeting.
Sincerely,

/s/ Tahir Mahmood
Tahir Mahmood, Ph.D.
Co-Founder, Chief Executive Officer and Director

APPLIED MOLECULAR TRANSPORT INC.
450 East Jamie Court
South San Francisco, CA 94080

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To be held at 1:00 p.m., Pacific Time on Tuesday, May 24, 2022
Notice is hereby given that the 2022 Annual Meeting of Stockholders (Annual Meeting) of Applied Molecular Transport Inc. (the Company) will be held at 1:00 p.m., Pacific Time on Tuesday, May 24, 2022. The safety our stockholders is important to us and given the current guidance by public health officials surrounding COVID-19 and group gatherings, this year’s Annual Meeting will be held virtually via live webcast at www.virtualshareholdermeeting.com/AMTI2022. The Annual Meeting will be held for the following purposes:
1.	Elect three Class II directors to serve until our 2025 annual meeting of stockholders and until their successors are duly elected and qualified, subject to earlier resignation or removal;
2.	Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022;
3.	To conduct an advisory vote to approve the compensation of our named executive officers;
4.	Hold an advisory vote on the frequency of future advisory votes to approve the compensation of our named executive officers; and
5.	Vote upon such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.
These proposals are more fully described in the accompanying proxy statement.
The Company’s Board of Directors (Board of Directors) recommends that you vote (i) FOR the election of the three Class II nominees to serve as directors of the Company, (ii) FOR the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022, (iii) FOR the approval, on an advisory basis, of the compensation of our named executive officers, and (iv) FOR one year as the frequency of future stockholder advisory votes on the compensation of our named executive officers.
The Board of Directors has fixed the close of business on March 28, 2022 as the record date for the determination of the stockholders entitled to notice of, and to vote at, the Annual Meeting. Accordingly, only stockholders of record at the close of business on that date will be entitled to vote at the Annual Meeting.
On or about April 12, 2022, we expect to mail to our stockholders a Notice of Internet Availability of Proxy Materials (the Notice) containing instructions on how to access our proxy statement and annual report. The Notice provides instructions on how to vote via the Internet or by telephone and includes instructions on how to receive a paper copy of our proxy materials by mail. The accompanying proxy statement and our annual report can be accessed directly at the following Internet address: www.virtualshareholdermeeting.com/AMTI2022 by entering the control number located on your Notice or proxy card.
YOUR VOTE IS IMPORTANT. Whether or not you plan to attend the Annual Meeting, we urge you to submit your vote via the Internet, telephone or mail as soon as possible.
By order of the Board of Directors,

/s/ Tahir Mahmood
Tahir Mahmood, Ph.D.
Co-Founder and Chief Executive Officer
April 12, 2022
Please vote via the Internet, telephone or by mail.
Internet: www.proxyvote.com
Phone: 1-800-690-6903
If you request a proxy card, please mark, sign and date the proxy card when received and return it promptly in the self-addressed, stamped envelope we will provide.

PROXY STATEMENT
FOR THE 2022 ANNUAL MEETING OF STOCKHOLDERS
To be held at 1:00 p.m., Pacific Time on Tuesday, May 24, 2022
This proxy statement and the enclosed form of proxy are furnished in connection with the solicitation of proxies by our Board of Directors for use at the 2022 annual meeting of stockholders of Applied Molecular Transport Inc., a Delaware corporation, and any postponements, adjournments or continuations thereof (the Annual Meeting). The Annual Meeting will be held virtually, via live webcast at www.virtualshareholdermeeting.com/AMTI2022. The Notice of Internet Availability of Proxy Materials (the Notice) containing instructions on how to access this proxy statement and our annual report is first being mailed on or about April 12, 2022 to all stockholders entitled to vote at the Annual Meeting.
The information provided in the “question and answer” format below is for your convenience only and is merely a summary of the information contained in this proxy statement. You should read this entire proxy statement carefully. Information contained on, or that can be accessed through, our website is not intended to be incorporated by reference into this proxy statement and references to our website address in this proxy statement are inactive textual references only.
ABOUT THE MEETING
Why are you holding a virtual Annual Meeting?
The safety of our stockholders is important to us and given the ongoing threat of exposure to the COVID-19 virus in group gatherings, this year’s Annual Meeting will be a “virtual meeting” of stockholders. We have implemented the virtual format in order to facilitate stockholder attendance at our Annual Meeting. We have designed our virtual format to enhance, rather than constrain, stockholder access, participation and communication. For example, the virtual format allows stockholders to communicate with us in advance of, and during, the Annual Meeting so they can ask questions of our Board of Directors or management.
How do I attend and participate in the Annual Meeting online?
We will be hosting the meeting via live webcast only at www.virtualshareholdermeeting.com/AMTI2022. You will be able to submit your questions and vote your shares electronically during the Annual Meeting.
The webcast will start at 1:00 p.m. Pacific Time. You are encouraged to access the meeting prior to the start time. The webcast will open 15 minutes before the start of the meeting, and you should allow ample time for the check-in procedures. In order to enter the meeting, you will need the control number. The control number will be included in the Notice or on your proxy card if you are a stockholder of record of shares of common stock (as defined below), or included with your voting instructions received from your broker, bank or other agent if you hold your shares of common stock in a “street name.” Instructions on how to attend and participate online are available at www.virtualshareholdermeeting.com/AMTI2022.
How can I get help if I have trouble checking in or listening to the meeting online?
If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be posted on the log-in page.
What is the purpose of the Annual Meeting?
At the Annual Meeting, stockholders will act upon the matters outlined in the notice of meeting on the cover page of this proxy statement, consisting of: (1) the election of three Class II directors to serve until our 2025 annual meeting of stockholders and until their successors are duly elected and qualified; (2) ratification of the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022; (3) to approve, on an advisory basis, the compensation of our named executive officers; (4) to approve, on an advisory basis, the frequency of future advisory votes to approve the compensation of our named executive officers; and (5) any other matters that properly come before the meeting.

Who is entitled to vote at the meeting?
Only our stockholders of record at the close of business on March 28, 2022, the record date for the meeting, are entitled to receive notice of and to participate in the Annual Meeting. If you were a stockholder of record on that date, you will be entitled to vote all of the shares you held on that date at the meeting, or any postponement(s) or adjournment(s) of the meeting. As of the record date, there were 38,654,163 shares of common stock outstanding, all of which are entitled to be voted at the Annual Meeting.
Registered Stockholders. If shares of our common stock are registered directly in your name with our transfer agent, you are considered the stockholder of record with respect to those shares and the Notice was provided to you directly by us. As the stockholder of record, you have the right to grant your voting proxy directly to the individuals listed on the proxy card or vote on your own behalf at our virtual Annual Meeting. Throughout this proxy statement, we refer to these registered stockholders as “stockholders of record.”
Street Name Stockholders. If shares of our common stock are held on your behalf in a brokerage account or by a bank or other nominee, you are considered to be the beneficial owner of shares that are held in “street name,” and the Notice was forwarded to you by your broker or nominee, who is considered the stockholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker, bank or other nominee as to how to vote your shares. Beneficial owners are also invited to attend our virtual Annual Meeting. However, since a beneficial owner is not the stockholder of record, you may not vote your shares of our common stock on your own behalf at the Annual Meeting unless you follow your broker’s procedures for obtaining a legal proxy. If you request a printed copy of our proxy materials by mail, your broker, bank or other nominee will provide a voting instruction form for you to use. Throughout this proxy statement, we refer to stockholders who hold their shares through a broker, bank or other nominee as “street name stockholders.”
What are the voting rights of the holders of our common stock?
Holders of common stock are entitled to one vote per share on each matter that is submitted to stockholders for approval.
What constitutes a quorum?
The presence at the meeting, in person or by proxy, of the holders of common stock representing a majority of the combined voting power of the outstanding shares of stock on the record date will constitute a quorum, permitting the meeting to conduct its business. As of the record date, there were 38,654,163 shares of common stock outstanding, all of which are entitled to be voted at the Annual Meeting. Abstentions, withhold votes and broker non-votes are counted as shares present and entitled to vote for purposes of determining a quorum.
What vote is required to approve each item?
•
Proposal No. 1: The election of directors requires a plurality vote of the shares of our common stock present (including by proxy) at our virtual Annual Meeting and entitled to vote thereon. “Plurality” means that the nominees who receive the largest number of votes cast “for” are elected as directors. As a result, any shares not voted “for” a particular nominee (whether as a result of stockholder abstention or a broker non-vote) will not be counted in such nominee’s favor and will have no effect on the outcome of the election. You may vote “for” or “withhold” on each of the nominees for election as a director.

•
Proposal No. 2: The ratification of the appointment of Deloitte & Touche LLP requires the affirmative vote of a majority of the shares of our common stock present (including by proxy) at our virtual Annual Meeting and entitled to vote thereon. Abstentions are considered votes present and entitled to vote on this proposal, and thus, will have the same effect as a vote “against” the proposal. Broker non-votes will have no effect on the outcome of this proposal.

•
Proposal No. 3: The approval, on an advisory basis, of the compensation of our named executive officers requires the affirmative vote of a majority of the shares of our common stock present (including by proxy) at our virtual Annual Meeting and entitled to vote thereon. Abstentions are considered votes present and entitled to vote on this proposal, and thus, will have the same effect as a vote “against” the proposal. Broker non-votes will have no effect on the outcome of this proposal. Because this vote is advisory only, it will not be binding on us, our compensation committee or our Board of Directors. However, we value our stockholders’ input and will take the vote into consideration when evaluating executive compensation decisions.

•
Proposal No. 4: The frequency of future advisory votes on the compensation of our named executive officers receiving the greatest number of votes cast by stockholders present (including by proxy) at our virtual Annual Meeting and entitled to vote on the proposal, will be considered the frequency preferred by our stockholders. Abstentions and broker non-votes will have no effect on the outcome of this proposal. Because this vote is advisory only in accordance with applicable laws, it will not be binding on us, our compensation committee or our Board of Directors. However, we value our stockholders’ input and will take the vote into consideration when determining the frequency of the advisory vote.

What are the Board's recommendations?
Our Board of Directors recommends a vote:
•	“FOR” the election of Charlene Banard, Graham K. Cooper and John W. Smither as Class II directors;
•	“FOR” the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022;
•	“FOR” the approval, on an advisory basis, of the compensation of our named executive officers; and
•	“EVERY ONE YEAR” to hold future advisory votes on the compensation of our named executive officers.
How do I vote?
If you are a stockholder of record, there are four ways to vote:
•
to vote online during the Annual Meeting, follow the provided instructions to join the meeting at www.virtualshareholdermeeting.com/AMTI2022, starting at 1:00 p.m. Pacific Time on May 24, 2022 (have your Notice or proxy card in hand when you visit the website);

•	by Internet at www.proxyvote.com, 24 hours a day, seven days a week, until 11:59 p.m. Eastern Time, on May 23, 2022 (have your Notice or proxy card in hand when you visit the website)
•	by toll-free telephone at 1-800-690-6903 (have your Notice or proxy card in hand when you call); or
•
by mail by completing, dating and signing the proxy card that accompanies this proxy statement and returning it promptly by mail in the enclosed postage-paid envelope so that it is received no later than May 23, 2022. You do not need to put a stamp on the enclosed envelope if you mail it from within the United States. The persons named in the proxy card will vote the shares you own in accordance with your instructions on the proxy card you mail. If you return the proxy card, but do not give any instructions on a particular matter to be voted on at the Annual Meeting, the persons named in the proxy card will vote the shares you own in accordance with the recommendations of our Board of Directors.

Even if you plan to participate in our virtual Annual Meeting, we recommend that you also vote by proxy so that your vote will be counted if you later decide not to participate in the Annual Meeting.
If you are a street name stockholder, you will receive voting instructions from your bank, broker or other nominee. You must follow the voting instructions provided by your bank, broker or other nominee on how to vote your shares. Street name stockholders should generally be able to vote by returning an instruction card, or by telephone or on the Internet. However, the availability of telephone and Internet voting will depend on the voting process of your bank, broker or other nominee. As discussed above, if you are a street name stockholder, you may not vote your shares on your own behalf at the Annual Meeting unless you obtain a legal proxy from your bank, broker or other nominee.
Can I change my vote after I return my proxy card?
Yes. The giving of a proxy does not eliminate the right to vote in person should any stockholder giving the proxy so desire. Stockholders have an unconditional right to revoke their proxy at any time prior to the exercise of that proxy. If you are a stockholder of record, you can change your vote or revoke your proxy any time before the Annual Meeting by:
•	entering a new vote by Internet or by telephone;
•	completing and mailing a later-dated proxy card; or
•	notifying the Corporate Secretary of Applied Molecular Transport Inc. in writing to 450 East Jamie Court, South San Francisco, CA 94080.

What is the effect of giving a proxy?
Proxies are solicited by and on behalf of our Board of Directors. Tahir Mahmood, Ph.D. and Shawn Cross have been designated as proxy holders by our Board of Directors. When proxies are properly dated, executed and returned, the shares represented by such proxies will be voted at the Annual Meeting in accordance with the instructions of the stockholder. If no specific instructions are given, however, the shares will be voted in accordance with the recommendations of our Board of Directors as described above. If any matters not described in this proxy statement are properly presented at the Annual Meeting, the proxy holders will use their own judgment to determine how to vote the shares. If the Annual Meeting is adjourned, the proxy holders can vote the shares on the new Annual Meeting date as well, unless you have properly revoked your proxy instructions, as described above.
Why did I receive a Notice of Internet Availability of Proxy Materials instead of a full set of proxy materials?
In accordance with the rules of the Securities and Exchange Commission (SEC), we have elected to furnish our proxy materials, including this proxy statement and our annual report, primarily via the Internet. The Notice containing instructions on how to access our proxy materials is first being mailed on or about April 12, 2022 to all stockholders entitled to vote at the Annual Meeting. Stockholders may request to receive all future proxy materials in printed form by mail or electronically by e-mail by following the instructions contained in the Notice. We encourage stockholders to take advantage of the availability of our proxy materials on the Internet to help reduce the environmental impact and cost of our annual meetings of stockholders.
How are proxies solicited for the Annual Meeting?
Our Board of Directors is soliciting proxies for use at the Annual Meeting. All expenses associated with this solicitation will be borne by us. We will reimburse brokers or other nominees for reasonable expenses that they incur in sending our proxy materials to you if a broker, bank or other nominee holds shares of our common stock on your behalf. In addition, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Our directors and employees will not be paid any additional compensation for soliciting proxies.
How may my brokerage firm or other intermediary vote my shares if I fail to provide timely directions?
Brokerage firms and other intermediaries holding shares of our common stock in street name for their customers are generally required to vote such shares in the manner directed by their customers. In the absence of timely directions, your broker will have discretion to vote your shares on our sole “routine” matter: the proposal to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm. Your broker will not have discretion to vote on the election of directors, which is a “non-routine” matter, absent direction from you.
Where can I find the voting results of the Annual Meeting?
We expect to announce voting results at the Annual Meeting. We will also disclose voting results on a Current Report on Form 8-K that we will file with the SEC within four business days after the Annual Meeting.
I share an address with another stockholder, and we received only one paper copy of the proxy materials. How may I obtain an additional copy of the proxy materials?
We have adopted a procedure called “householding,” which the SEC has approved. Under this procedure, we deliver a single copy of the Notice and, if applicable, our proxy materials to multiple stockholders who share the same address unless we have received contrary instructions from one or more of the stockholders. This procedure reduces our printing costs, mailing costs and fees. Stockholders who participate in householding will continue to be able to access and receive separate proxy cards. Upon written or oral request, we will deliver promptly a separate copy of the Notice and, if applicable, our proxy materials to any stockholder at a shared address to which we delivered a single copy of any of these materials. To receive a separate copy, or, if a stockholder is receiving multiple copies, to request that we only send a single copy of the Notice and, if applicable, our proxy materials, such stockholder may contact us at the following address:
Applied Molecular Transport Inc.
Attention: Investor Relations
450 East Jamie Court
South San Francisco, CA 94080
Street name stockholders may contact their bank, broker or other nominee to request information about householding.

What is the deadline to propose actions for consideration at next year’s annual meeting of stockholders or to nominate individuals to serve as directors?
Stockholder Proposals for 2023 annual meeting
The submission deadline for stockholder proposals to be included in our proxy materials for the 2023 annual meeting of stockholders pursuant to Rule 14a-8 of the Exchange Act is December 13, 2022 except as may otherwise be provided in Rule 14a-8. All such proposals must be in writing and received by our Corporate Secretary at Applied Molecular Transport Inc., 450 East Jamie Court, South San Francisco, CA 94080 by close of business on the required deadline in order to be considered for inclusion in our proxy materials for the 2023 annual meeting of stockholders. Submission of a proposal before the deadline does not guarantee its inclusion in our proxy materials.
Advance Notice Procedure for 2023 annual meeting
Under our bylaws, director nominations and other business may be brought at an Annual Meeting of stockholders in accordance with the requirements of our bylaws as in effect from time to time. For the 2023 annual meeting of stockholders, a stockholder notice must be received by our Corporate Secretary at Applied Molecular Transport Inc., 450 East Jamie Court, South San Francisco, CA 94080, not later than the close of business on the 45th day nor earlier than the close of business on the 75th day before the one-year anniversary of the date on which we first mailed proxy materials or a notice of availability of proxy materials (whichever is earlier) for the previous year’s Annual Meeting. However, if the 2023 annual meeting of stockholders is advanced by more than 30 days prior to, or delayed by more than 60 days after, the one-year anniversary of the 2022 annual meeting of Stockholders, then, for notice by the stockholder to be timely, it must be received by our Corporate Secretary not earlier than the close of business on the 120th day prior to the 2023 annual meeting of stockholders and not later than the close of business on the later of (i) the 90th day prior to the 2023 annual meeting of stockholders, or (ii) the 10th day following the day on which public announcement of the date of such annual meeting is first made. Please refer to the full text of our Bylaw provisions for additional information and requirements. A copy of our current bylaws has been filed with the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, as amended, and may be obtained by writing to our Corporate Secretary at the address listed in our proxy materials.
You may propose director candidates for consideration by our corporate governance and nominating committee. Any such recommendations should include the nominee’s name and qualifications for membership on our Board of Directors and should be directed to our Corporate Secretary at the address set forth above. For additional information regarding stockholder recommendations for director candidates, see “Board of Directors and Corporate Governance-Stockholder Recommendations for Nominations to the Board of Directors.”
In addition, our bylaws permit stockholders to nominate directors for election at an annual meeting of stockholders. To nominate a director, the stockholder must provide the information required by our bylaws. In addition, the stockholder must give timely notice to our Corporate Secretary in accordance with our bylaws, which, in general, require that the notice be received by our Corporate Secretary within the time periods described above under “Stockholder Proposals for 2023 annual meeting” for stockholder proposals that are not intended to be included in a proxy statement.
Availability of Bylaws
A copy of our amended and restated bylaws may be obtained by accessing our filings on the SEC’s website at www.sec.gov. You may also contact our Corporate Secretary at our principal executive offices for a copy of the relevant bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates.
Incorporation by Reference
To the extent that this Proxy Statement has been or will be specifically incorporated by reference into any of our other filings with the SEC, the sections of this Proxy Statement entitled “Audit Committee Report” (to the extent permitted by the rules of the SEC) and “Compensation Discussion and Analysis” shall not be deemed to be so incorporated, unless specifically provided otherwise in such filing.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
Our business affairs are managed under the direction of our Board of Directors, which currently consists of nine members. Six of our directors are independent within the meaning of the listing standards of the Nasdaq Stock Market. Our Board of Directors is divided into three staggered classes of directors. At each annual meeting of stockholders, a class of directors will be elected for a three-year term to succeed the same class whose term is then expiring.
Upon the recommendation of our corporate governance and nominating committee, we are nominating Charlene Banard, Graham K. Cooper and John W. Smither as Class II directors at the Annual Meeting. If elected, Ms. Banard and Messrs. Cooper and Smither will each hold office for a three-year term until the annual meeting of stockholders to be held in 2025 or until their successors are duly elected and qualified.
Our Board of Directors, after consultation with Helen Kim, a director since 2018, decided not to nominate Ms. Kim for election at the Annual Meeting. As a result, Ms. Kim’s directorship will end at the Annual Meeting, and we thank Ms. Kim for her service on our Board of Directors. Our Board of Directors also decreased the size of the Board of Directors to eight members effective at the Annual Meeting.
The following table sets forth the names and certain other information about each of the nominees for Class II director. The names of and certain other information about the continuing members of our Board of Directors are also set forth below. Except as noted, all information is as of April 1, 2022:
	Class	Age	Position	Director Since	Current Term Expires	Expiration of Term For Which Nominated
Director Nominees
Charlene Banard(1)	II	59	Director	2022	2022	2025
Graham K. Cooper	II	52	Executive Chair	2020	2022	2025
John W. Smither(1)(2)	II	69	Director	2022	2022	2025
Continuing Directors
Randall Mrsny, Ph.D.	I	67	Co-Founder, Chief Scientific Officer and Director	2016	2024	—
Aaron VanDevender, Ph.D.(1)(3)	I	42	Director	2016	2024	—
David Lamond(2)(3)	III	46	Director	2018	2023	—
Tahir Mahmood, Ph.D.	III	47	Co-Founder, Chief Executive Officer and Director	2016	2023	—
Holly Schachner, M.D.(2)(3)	III	56	Lead Independent Director(4)	2021	2023	—
Non-Continuing Director
Helen S. Kim(1)	II	59	Lead Independent Director	2018	2022	—
(1)	Member of the audit committee
(2)	Member of the compensation committee
(3)	Member of the corporate governance and nominating committee
(4)	Ms. Schachner will become Lead Independent Director effective as of May 25, 2022.
Nominees for Directors
Charlene Banard. Ms. Banard joined our board of directors in March 2022. Since April 2022, Ms. Banard has served as Chief Technical Officer of Atara Biotherapeutics, Inc., an allogeneic T-cell immunotherapy company. From February 2020 to November 2021, Ms. Banard worked at Novartis AG, a pharmaceutical company, serving as Global Head and SVP of Technical Operations, Cell and Gene Therapy from June 2020 to November 2021 and as Global Head of Technical Operations, Cell and Gene Therapy, Innovation Pipeline and PMO from February 2020 to June 2020. From October 2011 to January 2019, Ms. Banard worked at Shire plc, a global biopharmaceutical company serving as Senior Vice President, Global Quality from 2013 to January 2019 when it was acquired by Takeda Pharmaceutical Company Limited. Ms. Banard holds a B.S. in Biochemistry from the University of California at Davis and an M.B.A from Saint Mary’s College of Moraga, California.
We believe Ms. Banard is qualified to serve on our Board of Directors because of her extensive expertise and experience at biopharmaceutical companies, and her deep technical knowledge of technical operations, clinical development through product launch and life cycle management, and operational strategy. Ms. Banard was originally recommended for appointment as a director by Klein Hersh, a director recruiting company focused on the biotechnology industry.
Graham K. Cooper, Executive Chair. Mr. Cooper joined our board of directors in February 2020 and has been Executive Chair since January 2022. From March 2018 until April 2019, Mr. Cooper served as the Chief Operating Officer and Chief Financial Officer of Assembly Biosciences, Inc. Mr. Cooper previously served as the Chief Financial Officer of Receptos, Inc., a biopharmaceutical company (now a subsidiary of Bristol-Myers Squibb Co.), from February 2013 until its acquisition by Celgene Corporation in August 2015 and Chief Financial Officer of Geron Corporation from January 2012 to December 2012. From May 2006 until March 2011, Mr. Cooper served as Chief Financial Officer of Orexigen Therapeutics, Inc. Prior to that, Mr. Cooper held roles of increasing responsibility at Deutsche Bank Securities, an investment bank, from August 1997 to February 2006, including Director, Health Care Investment Banking. He began his career as an accountant at Deloitte & Touche and was previously a C.P.A. Mr. Cooper currently serves on the board of directors of several public biotechnology companies: Beam Therapeutics Inc. since October 2019, Kezar Life Sciences, Inc. since October 2017, and Unity Biotechnology, Inc. since April 2017. From September 2013 to March 2016, Mr. Cooper previously served as a member of the board of directors of Celladon Corporation (now a subsidiary of Eiger BioPharmaceuticals, Inc.). Mr. Cooper holds a B.A. in Economics from the University of California, Berkeley and an M.B.A. from the Stanford Graduate School of Business.
We believe Mr. Cooper is qualified to serve on our Board of Directors because of his leadership experience at biotechnology companies and financial and accounting expertise.
John W. Smither. Mr. Smither joined our Board of Directors in January 2022. Mr. Smither has served as chair of the audit committee on the board of directors of eFFECTOR Therapeutics, Inc. and its predecessor entity since March 2018. Mr. Smither most recently served as the chief financial officer of Arcutis Biotherapeuctic, Inc. from May 2019 to March 2021 where he was responsible for all financial aspects including leading the Company’s successful initial public offering and two follow-on financings. Previously, Mr. Smither was the chief financial officer at Sienna Biopharmaceutics in January 2016 to April 2017, and again in April 2018 to March 2019. He also served as the interim chief financial officer at Kite Pharma, a Gilead Company from November 2017 through April 2018, and was the chief financial officer of Unity Biotechnology. He also served as chief financial officer at Kythera Biopharmaceuticals, where he was responsible for all financial activities during early clinical stage through approval and launch, led private fundraising rounds, prepared the company for its successful initial public offering in October 2012, and oversaw its acquisition by Allergan for approximately $2.1 billion. At Amgen, he held several financial positions of increasing responsibility, including vice president of finance and administration for Amgen’s European operations in 28 countries, and also served as Executive Director, Corporate Accounting. From December 2013 to May 2020, Mr. Smither served as a member of the board of directors of Achaogen, Inc., and was its chair of the audit committee, and a member of the compensation committee. Mr. Smither began his career at Ernst & Young, where he was audit partner and held certification as a Certified Public Accountant (inactive). Mr. Smither holds a B.S. in accounting, with honors, from California State University at Los Angeles.
We believe that Mr. Smither is qualified to serve on our Board of Directors because of his experience as an executive and board member in the biotechnology industry.
Continuing Directors
David Lamond. Mr. Lamond joined our board of directors in September 2018. Since April 2016, Mr. Lamond has served as President of En Pointe LLC, an investment firm. From November 2011 to June 2016, he served as the President, Chief Executive Officer and Chief Investment Officer of Lamond Capital Partners LLC, a hedge fund. He has served as a member of the board of directors of Lucira Health, Inc., a diagnostics company, since February 2020, Inquis Medical, Inc., a medical device company, since February 2020, Cortexyme, Inc., a clinical-stage biopharmaceutical company, since December 2015, EG 427, a gene therapy company, since August 2019, Novosteo,

Inc., a preclinical-stage biopharmaceutical company, since January 2022, Windfall Data, Inc., a data analytics company, since February 2021, and previously served on the board of Arrinex, Inc., a medical device company (now a subsidiary of Stryker Corporation). Mr. Lamond holds a B.A. in History from Duke University and a J.D. from Duke Law School.
We believe Mr. Lamond is qualified to serve on our Board of Directors because of his extensive expertise and experience investing in the biotechnology industry as well as his important perspective on operations, finance and corporate governance matters.
Tahir Mahmood, Ph.D., Co-Founder, Chief Executive Officer, and Director. Dr. Mahmood co-founded Applied Molecular Transport LLC in September 2010, which became a wholly owned subsidiary of the Company. He has served as a member of our board of directors and Chief Executive Officer since our incorporation in November 2016. From September 2011 to April 2013, Dr. Mahmood was a leader in the life sciences practice for the U.S. West Coast at Booz Allen Hamilton, a management consulting firm. Since January 2014, Dr. Mahmood has been the Co-Founder and a member of the board of directors of MiNDERA Corporation, a non-invasive skin genomics company. From June 2003 to April 2008, Dr. Mahmood also worked at Amgen Inc. where he held various roles including Principal Business Analyst. Dr. Mahmood is an inventor on a number of issued and pending U.S. patents. He holds B.A.Sc. and M.Sc. degrees from the University of Toronto and a Ph.D. in Chemical and Biomedical Engineering from a collaborative program between the University of Twente (The Netherlands) and Massachusetts Institute of Technology.
We believe Dr. Mahmood is qualified to serve on our Board of Directors because of the perspective and experience he provides as one of our founders and as our Chief Executive Officer, his expertise in life sciences, and strong scientific knowledge.
Randall Mrsny, Ph.D., Co-Founder, Chief Scientific Officer, and Director. Dr. Mrsny co-founded Applied Molecular Transport LLC in September 2010, which became a wholly owned subsidiary of the Company. He has served as a member of our board of directors and Chief Scientific Officer since our incorporation in November 2016. Since June 2011, Dr. Mrsny has held a Professor’s Chair of Epithelial Cell Biology at the University of Bath. Dr. Mrsny was also Head of the Drug Delivery/Biology group at Genentech, Inc. (now a member of Roche Holding Ltd.) from September 1990 to October 2001. Dr. Mrsny is an inventor on a number of issued and pending U.S. patents. Dr. Mrsny holds a B.S. in Biochemistry and Biophysics from the University of California, Davis, a Ph.D. in Human Anatomy and Cell Biology from the U.C. Davis School of Medicine, and was a NIH Postdoctoral Fellow in Membrane Biophysics in the Institute of Molecular Biology at the University of Oregon.
We believe Dr. Mrsny is qualified to serve on our Board of Directors because of the perspective and experience he provides as one of our founders, his extensive experience in pharmaceutical sciences with more than three decades of industry experience, his leadership skills gained at various biotechnology companies, as well as his deep scientific knowledge of biopharmaceutical drug delivery.
Holly Schachner, M.D. Dr. Schachner joined our Board of Directors in August 2021. Since August 2021, Dr. Schachner has served as chief medical officer of DoubleRainbow Biosciences, Inc., a biotechnology company. From September 2020 to April 2021, Dr. Schachner served as Senior Vice President and Therapeutic Head of Clinical Science of MyoKardia, a biopharmaceutical company, prior to its acquisition by Bristol Myers Squibb. From March 2019 to July 2020, she served as Chief Medical Officer of Specialty Medicine of Allergan, a pharmaceutical company, prior to its acquisition by AbbVie. From January 2016 to March 2019, she served as North America Medical Head of the Diabetes Cardiovascular Business Unit of Sanofi S.A. and US Medical Chair of Sanofi S.A., a global healthcare company. She has served as a member of the board of directors of Juvenile Diabetes Research Foundation, NYC, a health research nonprofit from 2004 to 2018, and on the board of directors of Sanofi Foundation for North America, a healthcare access non-profit, from 2015 to 2017. Dr. Schachner holds a B.S. in Psychology from the University of Michigan, an M.D. from SUNY at Stony Brook School of Medicine and completed a pediatric residency and pediatric endocrinology fellowship at the Mount Sinai Medical Center in New York.
We believe that Dr. Schachner is qualified to serve on our Board of Directors because of her research and clinical development expertise and leadership in the biotechnology industry.
Aaron VanDevender, Ph.D. Dr. VanDevender joined our board of directors in November 2016. Dr. VanDevender has served as Chief Executive Officer since December 2020 at Methid, Inc., a biotechnology company. Prior to Methid, Dr. VanDevender served as Chief Scientist and Principal from October 2012 to February 2020 and as Chief Scientific

Consultant from February 2020 to August 2020 at Founders Fund, LLC, a venture capital firm. From October 2010 to March 2012, Dr. VanDevender served as a physicist at Halcyon Molecular, Inc., a company focused on DNA sequencing technology. From October 2007 to September 2010, he worked as a physicist at the National Institute of Standards and Technology. Dr. VanDevender has served on the board of directors of Emulate, Inc., which creates advanced in vitro human models, since June 2018 and on the board of directors of PsiQuantum, a quantum computer company, since September 2017. Dr. VanDevender holds a B.S. in Physics from the Massachusetts Institute of Technology and a Ph.D. in Physics from the University of Illinois, Urbana-Champaign.
We believe Dr. VanDevender is qualified to serve on our Board of Directors because of his strong scientific background, his experience in various technical roles within the biotechnology industry, as well as his experience operating, evaluating, investing in and overseeing biotechnology companies.
Non-Continuing Director
Helen S. Kim. Ms. Kim joined our board of directors in August 2018 and has been Lead Independent Director since January 2022. Since April 2019, Ms. Kim has been a Managing Director of Vida Ventures, LLC, a venture capital firm. From March 2018 to March 2019, Ms. Kim was a Partner at The Column Group, a venture capital firm. Ms. Kim was the Executive Vice President, Business Development at Kite from June 2014 to January 2018. From August 2009 to January 2012, Ms. Kim worked at NGM Biopharmaceuticals Inc., a biopharmaceutical company, serving in the role of Chief Business Officer from August 2009 to July 2012 and Strategic Advisor from July 2012 to November 2014. From 2007 to 2008, she served as the Chief Executive Officer and President of Kosan Biosciences Inc., a pharmaceutical company, prior to the sale of the company to Bristol-Myers Squibb Co. Prior to this, Ms. Kim held various executive and leadership positions at Affymax, Inc., a biopharmaceutical company, Onyx Pharmaceuticals, Inc., a biopharmaceutical company and subsidiary of Amgen Inc., Protein Design Labs, Inc., a technology company, and Chiron Corporation, a biotechnology company and a subsidiary of Novartis AG. From August 2003 to November 2007, Ms. Kim also served as Chief Program Officer for the Gordon and Betty Moore Foundation, a nonprofit organization. Ms. Kim has served as a member of the board of directors of A2 Biotherapeutics, Inc., a biopharmaceutical company, ReCode Therapeutics, Inc., a biopharmaceutical company, IconOVir Bio, Inc., a biotechnology company, Aktis Oncology, a biopharmaceutical company, Assembly Biosciences, Inc., a biotechnology company, Exicure, Inc., a biotechnology company, Sunesis Pharmaceuticals, Inc., a pharmaceutical company, and ForSight Vision4 Inc., a biotechnology company, until it was acquired by Roche Holding Ltd. Ms. Kim holds a B.S. in chemical and biomedical engineering from Northwestern University and an M.B.A. from the University of Chicago.
Director Independence
Our common stock is listed on the Nasdaq Global Select Market. In addition, the rules of the Nasdaq Stock Market require that, subject to specified exceptions, each member of a listed company’s audit, compensation and corporate governance, and nominating committees be independent. Audit committee members and compensation committee members must also satisfy the independence criteria set forth in Rule 10A-3 and Rule 10C-1, respectively, under the Exchange Act. Under the rules of the Nasdaq Stock Market, a director will only qualify as an “independent director” if, in the opinion of that company’s board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.
To be considered to be independent for purposes of Rule 10A-3 and under the rules of the Nasdaq Stock Market, a member of an audit committee of a listed company may not, other than in his, her or their capacity as a member of the audit committee, the board of directors or any other board committee: (1) accept, directly or indirectly, any consulting, advisory or other compensatory fee from the listed company or any of its subsidiaries or (2) be an affiliated person of the listed company or any of its subsidiaries.
To be considered independent for purposes of Rule 10C-1 and under the rules of the Nasdaq Stock Market, the board of directors must affirmatively determine that each member of the compensation committee is independent, including a consideration of all factors specifically relevant to determining whether the director has a relationship to the company which is material to that director’s ability to be independent from management in connection with the duties of a compensation committee member, including, but not limited to: (1) the source of compensation of such director, including any consulting, advisory, or other compensatory fee paid by the company to such director and (2) whether such director is affiliated with the company, a subsidiary of the company or an affiliate of a subsidiary of the company.
Our Board of Directors undertook a review of its composition, the composition of its committees, and the independence of our directors and considered whether any director has a material relationship with us that could compromise his, her or their ability to exercise independent judgment in carrying out his, her or their responsibilities. Based upon information requested from and provided by each director concerning his background, employment, and affiliations, including family relationships, our Board of Directors has determined that Charlene Banard, Helen Kim, David Lamond, Holly Schachner, M.D., John W. Smither and Aaron VanDevender, Ph.D., representing six of our nine directors, do not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is “independent” as that term is defined under the rules of the Nasdaq Stock Market.
In making these determinations, our Board of Directors considered the current and prior relationships that each non-employee director has with our company and all other facts and circumstances our Board of Directors deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director, and the transactions involving them described in the section titled “Certain Relationships and Related Party Transactions.” There are no family relationships among any of our directors or executive officers.
Board Leadership Structure
Our Board of Directors is currently chaired by our Executive Chair, Graham K. Cooper, who was appointed to this role in January 2022. While the Chair of our Board of Directors and our Chief Executive Officer roles are separate, Mr. Cooper is not an independent director as defined under the rules of the Nasdaq Stock Market because he is employed by us in his role as Executive Chair. Our Board of Directors believes that, given the perspective and experience that Mr. Cooper brings as an executive and member of the board of directors at various biotechnology companies, Mr. Cooper’s service as our Executive Chair is appropriate and is in the best interests of our Board of Directors, our Company and our stockholders.
The roles of our Chief Executive Officer and Executive Chair complement each other. The Chief Executive Officer is responsible for the general management and operation of the business and the guidance and oversight of senior management and, working with the Executive Chair, to set and oversee the strategic initiatives of the Company. The Executive Chair of our Board of Directors works with Chief Executive Officer on overall strategic initiatives of the Company as well as governance matters of our Board of Directors, including providing oversight of our business affairs, monitoring the content, quality and timeliness of information sent to our Board of Directors and is available for consultation with our Board of Directors regarding governance matters.
Our Board of Directors believes that this leadership structure, coupled with strong independent director leadership discussed below, is the most effective and appropriate leadership model for us at this time. The Board of Directors believes that the Executive Chair structure promotes decisive leadership, ensures clear accountability and enhances our management and oversight capabilities, and promotes our ability to communicate with a single and consistent voice to stockholders, employees and other stakeholders. At present, the Board of Directors believes that this leadership structure, along with (i) the principles and practices described in our Corporate Governance Guidelines which, among other things, provide that non-employee directors shall meet at regular executive sessions; (ii) appropriate charters of the audit committee, compensation committee and corporate governance and nominating committee; (iii) annual evaluation of the Executive Chair by the corporate governance and nominating committee; and (iv) oversight of the Executive Chair’s compensation by the compensation committee, a committee composed entirely of independent directors that is advised by an independent compensation consultant, effectively maintains independent oversight of management while maintaining practical efficiency and flexibility.
Lead Independent Director
Recognizing the importance of strong independent oversight, to create an environment that encourages objective oversight of management’s performance and to enhance the effectiveness of our Board of Directors as a whole, the Board of Directors appointed Helen S. Kim as Lead Independent Director of our Board of Directors in January 2022. In connection with Ms. Kim no longer serving on our Board of Directors, Dr. Schachner will become the Lead Independent Director of our Board of Directors.
The Board of Directors believes that Dr. Schachner’s experience in various leadership positions with biopharmaceutical companies and her extensive expertise and skills in strategy and management make her well qualified to serve as our Lead Independent Director. While the Executive Chair directs the operations of the Board of Directors and is responsible for the overall management and effective functioning of the Board of Directors, the Lead Independent Director provides leadership to the Board of Directors and particularly to the independent directors.

The lead independent director communicates with the Chief Executive Officer and the Executive Chair, disseminates information to the rest of the Board of Directors in a timely manner, raises issues with management on behalf of the outside directors when appropriate and schedules meetings and prepares agendas for meetings of outside directors.
Environmental, Social & Governance (ESG) Practices
We are strongly committed to progress on ESG matters. As a company, we are committed to continued sustainable business operations, thoughtful social responsibility initiatives and maintaining governance structures that promote effective oversight. Our corporate governance and nominating committee oversees and advises our Board of Directors on management of our strategy, initiatives, risks, opportunities and reporting on ESG matters, as set forth in its charter. The committee reports to the full Board of Directors on ESG matters and our progress on sustainability initiatives.
Diversity & Inclusion
We are committed to creating and maintaining a workplace free from discrimination or harassment on the basis of color, race, sex, national origin, ethnicity, religion, age, disability, sexual orientation, gender identification or expression or any other status protected by applicable law. As of April 1, 2022, approximately 76% of our full-time employees were female or from underrepresented communities and 44.4% of our board is comprised of women or underrepresented communities. We also have an employee-network group aimed at promoting engagement of women within the company. Our management team and employees are expected to exhibit and promote honest, ethical and respectful conduct in the workplace. All of our employees must adhere to a code of conduct that sets standards for appropriate behavior and we have implemented specific policies designed to prevent, identify, report and stop any type of discrimination and harassment. Our recruitment, hiring, development, training, compensation and advancement at our company is based on qualifications, performance, skills and experience without regard to gender, race and ethnicity.
Competitive Pay & Benefits and Pay Equity
We strive to provide competitive and robust compensation and benefits programs that help meet the varying needs of our employees, and we are committed to pay equity, based on gender or race/ethnicity. Our total rewards package includes competitive pay, comprehensive healthcare benefits package for employees, family medical leave and flexible work schedules. In addition, we offer every full-time employee, both exempt and non-exempt, the benefit of equity ownership in the company through stock option grants, restricted stock unit grants, and our employee stock purchase plan. We offer a 401(k) plan, and we match employee contributions up to a certain limit.
Employee Development & Training
The competition for talent in our industry and in the San Francisco Bay Area where our headquarters is located is significant. As a result, our commitment to investing in human capital is of critical importance to ensure our ability to attract, develop and maintain key talent to support the growth of our business. We emphasize employee development and training. We offer our employees a wide variety of professional development and training programs which are well attended with an over 80% attendance rate. We have a performance development review process in which managers provide regular feedback to assist with the development of our employees, including the use of individual plans to assist with career development. We plan to conduct our first employee engagement survey in 2022.
Safety
The safety, health and wellness of our employees is a top priority. In response to COVID-19, we have implemented safety protocols, including limiting onsite activities to essential staff during periods of increased regional COVID-19 infection rates, routine screening for employees and others visiting the site, contact tracing and appropriate protocols to address any known exposures, increased cleaning procedures and readily available hand sanitizer stations, and additional controls based on case rates and local requirements including the wearing of masks and for social distancing. These protocols are designed to maintain the health and safety of our employees and comply with health and safety standards as required by federal, state and local government agencies, taking into consideration guidelines of the Centers for Disease Control and Prevention and other public health authorities.
Environment
We are committed to sustainable business practices that minimize employee and environmental risks as well as implementing processes that reduce our overall carbon footprint and reduce water consumption. In 2021, during a time of significant growth for us, we consolidated our research, development, and manufacturing operations into a single LEED certified facility. During our tenant improvements of this facility, we improved lighting efficiency, water conservation controls, and ensured new appliances exceeded energy efficiency and environmental standards. Additionally, recycling and composting options have already begun at our new facility as well as implementing a project to minimize the use of disposable plastic water bottles. In 2022, we will undertake additional projects to improve recycling as well as waste and energy reduction led by our Environmental Health and Safety Improvement Team.
Management and Board Diversity
Diversity is important to us, and we have always had diversity within our management team and across the company. We believe that our management and board of directors should be diverse, including a diversity of experience, competency in relevant fields, gender, race, ethnicity and age. In making determinations regarding nominations of directors, our corporate governance and nominating committee takes into account the benefits of diverse viewpoints – see also, “—Considerations in Evaluating Director Nominees”. Our Board of Directors is also advancing our human capital management strategy to ensure more opportunities for diverse candidates, including new programs to recruit diverse candidates. Currently, 58.8% of our senior management team, which is comprised of our CEO, his direct reports and other Vice Presidents, identify as women or other underrepresented groups.
The corporate governance and nominating committee is committed to continuing to identify and recruit highly qualified director candidates with diverse experiences, perspectives, and backgrounds to join our Board of Directors. The table below provides certain information regarding the composition of our Board of Directors. Each of the categories listed in the below table has the meaning as it is used in Nasdaq Rule 5605(f). As shown below in the board diversity matrix, the Company was in compliance with the diversity requirements of Nasdaq Rule 5605(f) as of April 1, 2022.
Board Diversity Matrix (as of April 1, 2022)
Total Number of Directors	9
	Female	Male	Non- Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	3	6	—	—
Part II: Demographic Background
African American or Black	—	—	—	—
Alaskan Native or Native American	—	—	—	—
Asian	1	1	—	—
Hispanic or Latinx	—	—	—	—
Native Hawaiian or Pacific Islander	—	—	—	—
White	2	5	—	—
Two or More Races or Ethnicities	—	—	—	—
LGBTQ+	—
Did Not Disclose Demographic Background	—
Role of the Board in Risk Oversight
Our Board of Directors has an active role, as a whole and also at the committee level, in overseeing the management of our risks. Our Board of Directors is responsible for general oversight of risks and regular review of information regarding our risks, including credit risks, liquidity risks, cybersecurity risks and operational risks. The compensation committee is responsible for overseeing the management of risks relating to our executive compensation plans and arrangements. The audit committee is responsible for overseeing the management of risks relating to accounting matters and financial reporting and potential conflicts of interest, including our internal controls and procedures over financial reporting. The audit committee also reviews our risk management processes and procedures, including our investment policies and our compliance programs with respect to legal, ethical and regulatory requirements. The corporate governance and nominating committee is responsible for overseeing the management of risks associated with the independence of our Board of Directors and ESG matters. Although each committee is responsible for evaluating certain risks and overseeing the management of such risks, our entire Board of Directors is regularly informed through discussions from committee members about such risks. Our Board of Directors believes its current leadership structure supports the risk oversight function of the Board.
Executive Sessions of Independent Directors
In order to promote open discussion among independent directors, our Board of Directors has a policy of conducting executive sessions of independent directors on a periodic basis, and typically has such a session after each regularly scheduled Board meeting.
Board Meetings
During the fiscal year ended December 31, 2021, our Board of Directors held nine meetings (including regularly scheduled and special meetings), and each director attended at least 75% of the aggregate of (i) the total number of meetings of our Board of Directors held during the period for which he or she has been a director and (ii) the total number of meetings held by all committees of our Board of Directors on which he or she served during the periods that he or she served. Although we do not have a formal policy regarding attendance by members of our Board of Directors at annual meetings of stockholders, we encourage our directors to attend. All of our Board members attended our 2021 annual meeting.
Board Committees
Our Board of Directors has established an audit committee, a compensation committee, and a corporate governance and nominating committee, each of which has the composition and the responsibilities described below.
Audit Committee
The members of our audit committee are Charlene Banard, Helen S. Kim, John W. Smither and Aaron VanDevender, Ph.D. Mr. Smither is the chair of our audit committee. Ms. Kim will no longer serve on our audit committee following the Annual Meeting. Mr. Smither is our audit committee financial expert, as that term is defined under the SEC rules implementing SOX Section 407, and possesses financial sophistication, as defined under the rules of the Nasdaq Stock Market. Our audit committee oversees our corporate accounting and financial reporting process and assists our Board of Directors in monitoring our financial systems. Our audit committee also:
•	selects and hires the independent registered public accounting firm to audit our financial statements;
•	helps to ensure the independence and performance of the independent registered public accounting firm;
•	approves audit and non-audit services and fees of the independent registered public accounting firm;
•
reviews financial statements and discusses with management and the independent registered public accounting firm our annual audited and quarterly financial statements, the results of the independent audit and the quarterly reviews and the reports and certifications regarding internal controls over financial reporting and disclosure controls;

•	prepares the audit committee report that the SEC requires to be included in our annual proxy statement;
•	reviews reports and communications from the independent registered public accounting firm;
•	reviews the adequacy and effectiveness of our internal controls and disclosure controls and procedures;
•	monitors for fraud involving management or employees involved in our internal controls;
•	reviews our policies on risk assessment and risk management;
•	reviews and monitors compliance with our code of business conduct and ethics;
•	reviews related party transactions; and
•
establishes and oversees procedures for the receipt, retention, and treatment of accounting related complaints and the confidential submission by our employees of concerns regarding questionable accounting or auditing matters.

Our audit committee operates under a written charter that satisfies the applicable rules of the SEC and the listing standards of the Nasdaq Stock Market. A copy of the audit committee charter is available at https://ir.appliedmt.com/corporate-governance/documents-charters. During 2021, our audit committee held four meetings.
Compensation Committee
The members of our compensation committee are David Lamond, Holly Schachner, M.D. and John W. Smither. Mr. Lamond is the chair of our compensation committee. Our compensation committee oversees our compensation policies, plans, and benefits programs. The compensation committee also:
•	oversees our overall compensation philosophy and compensation policies, plans, and benefit programs;
•	oversees human capital management and diversity, equity and inclusion initiatives;
•	reviews and approves or recommends to the Board of Directors for approval compensation for our executive officers and directors;
•	prepares the compensation committee report that the SEC will require to be included in our annual proxy statement; and
•	administers our equity compensation plans.
Our compensation committee operates under a written charter that satisfies the applicable rules of the SEC and the listing standards of the Nasdaq Stock Market. A copy of the compensation committee charter is available at https://ir.appliedmt.com/corporate-governance/documents-charters. During 2021, our compensation committee held two meetings.
Corporate Governance and Nominating Committee
The members of our corporate governance and nominating committee are David Lamond, Holly Schachner, M.D. and Aaron VanDevender, Ph.D. Mr. Lamond is the chair of our corporate governance and nominating committee. Our corporate governance and nominating committee oversees and assists our Board of Directors in reviewing and recommending nominees for election as directors. Specifically, the corporate governance and nominating committee:
•	identifies, evaluates, and makes recommendations to our Board of Directors regarding nominees for election to our Board of Directors and its committees;
•	considers and makes recommendations to our Board of Directors regarding the composition of our Board of Directors and its committees;
•	reviews developments in corporate governance practices;
•	evaluates the adequacy of our corporate governance practices and reporting;
•	evaluates the performance of our Board of Directors and of individual directors; and
•	reviews and oversees our strategy, initiatives, risks, opportunities and related reporting with respect to significant environmental, social and governance matters.
Our corporate governance and nominating committee operates under a written charter that satisfies the applicable rules of the SEC and the listing standards of the Nasdaq Stock Market. A copy of the corporate governance and nominating committee charter is available at https://ir.appliedmt.com/corporate-governance/documents-charters. During 2021, our corporate governance and nominating committee held one meeting.
Compensation Committee Interlocks and Inside Participation
None of the members of our compensation committee is or has been an officer or employee of the Company. None of our executive officers currently serves, or in the past fiscal year has served, as a member of the Board of Directors or compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire Board of Directors) of any entity that has one or more executive officers serving on our Board of Directors or compensation committee.

Considerations in Evaluating Director Nominees
Our corporate governance and nominating committee uses a variety of methods for identifying and evaluating director nominees. In its evaluation of director candidates, our Corporate Governance and Nominating Committee will consider the current size and composition of our Board of Directors and the needs of our Board of Directors and the respective committees of our Board of Directors. Some of the qualifications that our corporate governance and nominating committee considers include, without limitation, issues of character, professional ethics and integrity, judgment, diversity, age, independence, skills, education, expertise, business acumen, business experience, length of service, understanding of the Company’s business, and other commitments. Nominees must also have the ability to offer advice and guidance to management and be leaders in the companies or institutions with which they are affiliated. Director candidates must have sufficient time available in the judgment of our corporate governance and nominating committee to perform all board of director and committee responsibilities. Members of our Board of Directors are expected to prepare for, attend, and participate in all Board of Director and applicable committee meetings. Other than the foregoing, there are no stated minimum criteria for director nominees, although our corporate governance and nominating committee may also consider such other factors as it may deem, from time to time, are in our and our stockholders’ best interests.
Our Board of Directors believes that our Board of Directors should be a diverse body, and our corporate governance and nominating committee will consider such factors as differences in professional background, education, skill, and other individual qualities and attributes that contribute to the total mix of viewpoints and experience represented on our Board of Directors. In making determinations regarding nominations of directors, our corporate governance and nominating committee will take into account the benefits of diverse viewpoints. Our corporate governance and nominating committee also considers these and other factors as it oversees the annual board of director and committee evaluations. After completing its review and evaluation of director candidates, our corporate governance and nominating committee recommends to our full Board of Directors the director nominees for selection.
Stockholder Recommendations for Nominations to the Board of Directors
Our corporate governance and nominating committee will consider candidates for director recommended by stockholders, so long as such recommendations comply with our amended and restated certificate of incorporation, amended and restated bylaws and applicable laws, rules and regulations, including those promulgated by the SEC. Our corporate governance and nominating committee will evaluate such recommendations in accordance with its charter, our amended and restated bylaws, our policies and procedures for director candidates, as well as the regular director nominee criteria described above. This process is designed to ensure that our Board of Directors includes members with diverse backgrounds, skills and experience, including appropriate financial and other expertise relevant to our business. Eligible stockholders wishing to recommend a candidate for nomination should contact our Corporate Secretary in writing. Such recommendations must include information about the candidate, a statement of support by the recommending stockholder, evidence of the recommending stockholder’s ownership of our common stock and a signed letter from the candidate confirming willingness to serve on our Board of Directors. Our corporate governance and nominating committee has discretion to decide which individuals to recommend for nomination as directors.
Under our amended and restated bylaws, stockholders may also nominate candidates for election to our Board of Directors. Any nomination must comply with the requirements set forth in our amended and restated bylaws and should be sent in writing to our Corporate Secretary at 450 East Jamie Court, South San Francisco, CA 94080. To be timely for our 2023 annual meeting of stockholders, nominations must be received by our Secretary not later than the 45th day nor earlier than the 75th day before the one-year anniversary of the date on which we first mailed our proxy materials or a notice of availability of proxy materials (whichever is earlier) for the preceding year’s annual meeting. In the event that no annual meeting was held in the previous year or if the date of the annual meeting is advanced by more than 30 days prior to or delayed by more than 60 days after the one-year anniversary of the date of the previous year’s annual meeting, then notice by the stockholder to be timely must be so received by our Secretary not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of (i) the 90th day prior to such annual meeting and (ii) the 10th day following the day on which public announcement of the date of such annual meeting is first made.
Communications with the Board of Directors
Interested parties wishing to communicate with our Board of Directors or with an individual member or members of our Board of Directors may do so by writing to our Board of Directors or to the particular member or members of our Board of Directors, and mailing the correspondence to our Corporate Secretary at 450 East Jamie Court, South San Francisco, CA 94080. Our Corporate Secretary, in consultation with appropriate members of our Board of Directors as necessary, will review all incoming communications and, if appropriate, such communications will be forwarded to the appropriate member or members of our Board of Directors, or if none is specified, to the Executive Chair of our Board of Directors.
Corporate Governance Guidelines and Code of Business Conduct and Ethics
Our Board of Directors has adopted Corporate Governance Guidelines that address items such as the qualifications and responsibilities of our directors and director candidates and corporate governance policies and standards applicable to us in general. In addition, our Board of Directors has adopted a Code of Business Conduct and Ethics that applies to all of our employees, officers and directors, including our Chief Executive Officer and other executive and senior financial officers. The full text of our Corporate Governance Guidelines and our Code of Business Conduct and Ethics is posted on the Corporate Governance portion of our website https://ir.appliedmt.com/corporate-governance/documents-charters. We will post amendments to our Code of Business Conduct and Ethics or waivers of our Code of Business Conduct and Ethics for directors and executive officers on the same website.
Director Compensation
The following table presents the total compensation, in accordance with our non-employee director compensation program, for each of our non-employee directors during the year ended December 31, 2021.
Name	Fees Earned or Paid in Cash ($)	Options Awards(5)(6) ($)	Total Compensation ($)
Charlene Banard(1)	—	—	—
Graham Cooper(2)	55,000	444,990	499,990
Helen S. Kim	77,500	422,486	499,986
David Lamond	53,000	446,993	499,993
Holly Schachner, M.D.(3)	15,663	734,242	749,905
John W. Smither(4)	—	—	—
Aaron VanDevender, Ph.D.	46,500	453,474	499,974
(1)	Ms. Banard joined the Board of Directors on March 31, 2022 and, as such, did not earn any compensation in our 2021 fiscal year.
(2)	Mr. Cooper was a non-employee director during our 2021 fiscal year. Mr. Cooper was appointed Executive Chair on January 27, 2022 and is currently employed by us as an executive officer.
(3)	Dr. Schachner joined the Board of Directors on August 23, 2021; her fees were prorated for the portion of 2021 in which she served as a director.
(4)	Mr. Smither joined the Board of Directors on January 27, 2022 and, as such, did not earn any compensation in our 2021 fiscal year.
(5)
As of December 31, 2021, our non-employee directors held outstanding options to purchase a number of shares of common stock as follows: Mr. Cooper (90,107), Ms. Kim (74,573), Ms. Schachner (38,976), Mr. VanDevender (15,395) and Mr. Lamond (15,175).

(6)
The amounts disclosed represent the aggregate grant date fair value of the award as calculated in accordance with ASC 718. The assumptions used in calculating the grant date fair value of the award disclosed in this column are set forth in Note 9 to our audited financial statements included in our annual report on Form 10-K for the fiscal year ended December 31, 2021. These amounts do not correspond to the actual value that may be recognized by the directors upon vesting or exercise of the applicable awards.

Dr. Mahmood and Dr. Mrsny were our only two employee directors during our 2021 fiscal year. See the section titled “Executive Compensation” for information about the compensation paid to Drs. Mahmood and Mrsny.
Non-Employee Director Compensation Policy
Our Board of Directors adopted our director compensation policy in May 2020 and updated that policy in April 2022, in each case after reviewing data provided by our independent compensation consultant, Aon. Under our director compensation policy, each non-employee director receives the cash and equity compensation for his, her or their services as a member of our Board of Directors, as described below. We also will continue to reimburse our non-employee directors for reasonable, customary and documented travel expenses to meetings of our Board of Directors or its committees.
The director compensation policy includes a maximum annual limit of $500,000 of cash compensation and equity awards that may be paid, issued or granted to a non-employee director in any fiscal year (increased to $750,000 in the fiscal year in which the non-employee director joins the Board of Directors). For purposes of these limitations, the value of an equity award is based on its grant date fair value. Any cash compensation paid or equity awards granted to a person for his, her or their services as an employee, or for his, her or their services as a consultant (other than as a non-employee director), will not count for purposes of the limitation. The maximum limit does not reflect the intended size of any potential compensation or equity awards to our non-employee directors.
The amounts and terms of the cash and equity compensation that are received by directors, described below, remain unchanged from the amounts that were provided in fiscal year 2021 with the exception of the addition of the cash compensation amount for the Lead Independent Director.
Cash Compensation
Non-employee directors are entitled to receive the following cash compensation for their services under the policy:
•	$35,000 per year for service as a Board member;
•	$35,000 per year for service as non-executive chair of the Board of Directors;
•	$25,000 per year for service as lead independent director of the Board of Directors;
•	$15,000 per year for service as chair of the audit committee;
•	$7,500 per year for service as a member of the audit committee;
•	$10,000 per year for service as chair of the compensation committee;
•	$5,000 per year for service as a member of the compensation committee;
•	$8,000 per year for service as chair of the corporate governance and nominating committee; and
•	$4,000 per year for service as a member of the corporate governance and nominating committee.
Each non-employee director who serves as a committee chair will receive only the additional annual cash fee as the chair of the committee, and not the additional annual fee as a member of the committee. All cash payments to non-employee directors are paid quarterly in arrears on a prorated basis.
Equity Compensation
Initial Options
Each person who first becomes a non-employee director after the effective date of the director compensation policy will be granted on the date on which such individual first becomes a non-employee director, an initial award of nonstatutory stock options covering 60,000 shares of our common stock (the Initial Option). The Initial Option will be scheduled to vest as to 1/36th of the shares each monthly anniversary of commencement of service as a non-employee director, subject to continuing to provide services to us through each applicable vesting date.
Annual Options
Each non-employee director automatically will receive, on the date of each annual meeting of our stockholders, an annual award of nonstatutory stock option covering 20,000 shares of our common stock (an Annual Option). Each Annual Option will vest in full on the earlier of (i) the one-year anniversary of the date of grant of such Annual Award or (ii) the business day prior to the next annual meeting of stockholders that occurs following the grant of such Annual Award, in each case, subject to continuing to provide service to us through the applicable vesting date.
The term of each option granted under the director compensation policy will be 10 years, subject to earlier termination as provided in the 2020 Equity Incentive Plan (2020 Plan). Each option granted under the director compensation policy will have an exercise price per share equal to 100% of the fair market value per share on the date of grant.
Change in Control
In the event of our “change in control” (as defined in the 2020 Plan), each non-employee director will fully vest in his, her or their outstanding company equity awards provided that the non-employee director continues to be a non-employee director through the date of our change in control.

Certain Relationships and Related Party Transactions
In addition to compensation arrangements, including employment, termination of employment and change in control arrangements discussed above in the sections titled “Director Compensation” and “Executive Compensation,” we describe below transactions and series of similar transactions, since the beginning of our last fiscal year, to which we were a party or will be a party, in which
•	the amounts involved exceeded or will exceed $120,000; and
•
any of our directors, nominees for director, executive officers or beneficial holders of more than 5% of our outstanding common stock, or any immediate family member of, or person sharing the household with, any of these individuals or entities (each, a related person), had or will have a direct or indirect material interest.

Investors’ Rights Agreement
We are party to an investors’ rights agreement, as amended, with certain holders of our capital stock, including EPQ LLC, AMT PS, AMTB PS, The Founders Fund VI, LP, The Founders Fund VI Principals Fund, LP, The Founders Fund V, LP, The Founders Fund V Entrepreneurs Fund, LP, The Founders Fund VI Entrepreneurs Fund, LP, The Founders Fund V Principals Fund, LP, and Blue Devil Trust. Under our investors’ rights agreement, certain holders of our capital stock have the right to demand that we file a registration statement or request that their shares of our capital stock be covered by a registration statement that we are otherwise filing.
Other Transactions
We have also entered into indemnification agreements with each of our directors and officers. The indemnification agreements and our certificate of incorporation and bylaws require us to indemnify our directors and officers to the fullest extent permitted by Delaware law.
Related Party Transaction Policy
Our audit committee has the primary responsibility for reviewing and approving or disapproving “related party transactions,” which are transactions between us and related persons in which the aggregate amount involved exceeds or may be expected to exceed $120,000 and in which a related person has or will have a direct or indirect material interest. The charter of our audit committee provides that our audit committee shall review and approve in advance any related party transaction.
Our Board of Directors has adopted a formal written policy providing that we are not permitted to enter into any transaction that exceeds $120,000 and in which any related person has a direct or indirect material interest without the consent of our audit committee. In approving or rejecting any such transaction, our audit committee is to consider the relevant facts and circumstances available and deemed relevant to our audit committee, including whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances and the extent of the related person’s interest in the transaction.
Delinquent Section 16(a) Report
Pursuant to Section 16 of the Exchange Act, our directors and certain executive officers are required to report, within specified due dates, their initial ownership of our common stock and all subsequent acquisitions, dispositions or other transfers of interest in such securities, if and to the extent reportable events occur which require reporting by such due dates. We are required to identify in our proxy statement whether we have knowledge that any person required to file such a report may have failed to do so in a timely manner. Based on a review, all of our directors and all executive officers subject to the reporting requirements satisfied such requirements in full, except for the following delinquencies which were filed on either Form 3, Form 4 or Form 5: for Elizabeth Bhatt, Shawn Cross, Brandon Hants, Bittoo Kanwar and Douglas Rich, delinquent Forms 4 were filed on January 6, 2022 to report the acquisition of restricted stock units pursuant to grants made to each such reporting person on December 24, 2021.

MATTERS TO COME BEFORE THE ANNUAL MEETING

PROPOSAL 1:

Election of Directors
Our Board of Directors currently consists of nine members, but will decrease to eight members effective at the Annual Meeting.
At the Annual Meeting, three Class II directors will be elected for a three-year term. Our Board of Directors did not nominate Ms. Kim for election at the Annual Meeting. As a result, Ms. Kim’s directorship will end at the Annual Meeting. Proxies cannot be voted for more than three director nominees.
Each director’s term continues until the election and qualification of his, her or their successor, or such director’s earlier death, resignation, or removal. Any increase or decrease in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of our directors. This classification of our Board of Directors may have the effect of delaying or preventing changes in control of the Company.
Nominees
Our corporate governance and nominating committee has recommended, and our Board of Directors has approved, Charlene Banard, Graham K. Cooper and John W. Smither as nominees for election as Class II directors at the Annual Meeting. If elected, Ms. Banard and Messrs. Cooper and Smither will serve as Class II directors until our 2025 annual meeting of stockholders and until their successors are duly elected and qualified. Each of the nominees is currently a director of the Company. For information concerning the nominees, please see the section titled “Board of Directors and Corporate Governance.”
If you are a stockholder of record and you sign your proxy card or vote by telephone or over the Internet but do not give instructions with respect to the voting of directors, your shares will be voted “FOR” the election of Ms. Banard, Mr. Cooper and Mr. Smither. We expect that each of Ms. Banard Mr. Cooper and Mr. Smither will accept such nomination; however, in the event that a director nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee designated by our Board of Directors to fill such vacancy. If you are a street name stockholder and you do not give voting instructions to your broker or nominee, your broker will leave your shares unvoted on this matter.
Vote Required
The election of directors requires a plurality vote of the shares of our common stock present (including by proxy) at the Annual Meeting and entitled to vote thereon to be approved. “Plurality” means that the three nominees who receive the most votes cast FOR will be elected as Class II directors. As a result, any shares not voted FOR a particular nominee (whether as a result of voting withheld or a broker non-vote) will not be counted in such nominee’s favor and will have no effect on the outcome of the election. Broker non-votes will have no effect on this proposal.
RECOMMENDATION OF THE BOARD OF DIRECTORS
THE BOARD OF DIRECTORS UNANIMOUSLY
RECOMMENDS A VOTE “FOR”
THE ELECTION OF EACH NOMINEE UNDER PROPOSAL ONE.

PROPOSAL 2:

Ratification of Independent Registered Public Accounting Firm
The audit committee has selected Deloitte & Touche LLP as the Company’s independent registered public accounting firm to audit the financial statements of the Company for the fiscal year ending December 31, 2022 and has further directed that management submit the selection of its independent registered public accounting firm for ratification by the stockholders at the Annual Meeting. Deloitte & Touche LLP was our independent registered public accounting firm for the fiscal year ended December 31, 2021. Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.
Neither the Company’s bylaws nor other governing documents or law require stockholder ratification of the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm. However, the audit committee is submitting the selection of Deloitte & Touche LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the audit committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the audit committee, in its discretion, may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.
Principal Accountant Fees and Services
The following table presents fees for professional audit services rendered to the Company by Deloitte & Touche LLP for the fiscal years ended December 31, 2021 and 2020.
	2021	2020
Audit Fees(1)	$1,359,562	$1,203,628
Audit-Related Fees(2)	65,000	—
Tax Fees(3)	—	—
Other Fees(4)	—	—
Total Fees	$1,424,562	$1,203,628
(1)
Audit Fees consists of fees billed for professional services performed by Deloitte & Touche LLP for the audit of our annual financial statements, the review of interim financial statements, and related services that are normally provided in connection with registration statements, including the registration statement for our initial public offering (IPO), which we completed in June 2020 and follow-on public offering, which we completed on April 2021.

(2)
Audit-Related Fees consist of fees for professional services for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not reported under “Audit Fees.”

(3)	Tax Fees consist of fees for tax advice, planning, compliance and preparation of original and amended tax returns.
(4)	Other Fees consist of fees billed for products and services provided by the Deloitte & Touche LLP other than those that meet the other criteria above.
Auditor Independence
In the fiscal year ended December 31, 2021, there was no other professional services provided by Deloitte & Touche LLP, other than those listed above, that would have required our audit committee to consider their compatibility with maintaining the independence of Deloitte & Touche LLP.
Pre-approval Policies and Procedures
The audit committee pre-approves audit and non-audit services rendered by the Company’s independent registered public accounting firm, Deloitte & Touche LLP. The audit committee pre-approves specified services in the defined categories of audit services, audit-related services, tax services, and all other fees up to specified amounts. Pre-approval may also be given as part of the audit committee’s approval of the scope of the engagement of the independent auditor or on an individual, explicit, case-by-case basis before the independent auditor is engaged to provide each service. The pre-approval of services may be delegated to one or more of the audit committee’s members, but the decision must be reported to the full audit committee at its next scheduled meeting. All fees paid to Deloitte & Touche LLP for the fiscal years ended December 31, 2021 and 2020 were pre-approved by either our Board or our audit committee.

If Deloitte & Touche LLP renders services other than audit services to the Company, the audit committee will determine whether the rendering of these services is compatible with maintaining Deloitte & Touche LLP’s independence.
Vote Required
The ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm requires the affirmative vote of a majority of the shares of our common stock present (including by proxy) at the Annual Meeting and entitled to vote thereon to be approved. Abstentions will have the effect of a vote “AGAINST” the proposal and broker non-votes will have no effect.
RECOMMENDATION OF THE BOARD OF DIRECTORS
THE BOARD OF DIRECTORS UNANIMOUSLY
RECOMMENDS A VOTE “FOR”
THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP.

AUDIT COMMITTEE REPORT
The information contained in the following Audit Committee Report shall not be deemed to be soliciting material or to be filed with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that Applied Molecular Transport Inc. (the Company) specifically incorporates it by reference in such filing.
Audit Committee Report to Stockholders
The audit committee of the Board of Directors is responsible for providing independent, objective oversight of the Company’s accounting functions and internal controls. The audit committee is composed of three directors, each of whom is “independent” as determined in accordance with Nasdaq Stock Market’s Rules and Rule 10A-3 of the Exchange Act. The audit committee operates under a written charter approved by the Board of Directors and held four meetings in fiscal year 2021. A copy of the charter is available on the Company’s website at www.appliedmt.com by selecting the “Investor” link then clicking on the “Corporate Governance” section.
Management is responsible for the Company’s internal controls over financial reporting, disclosure controls and procedures and the financial reporting process. The independent registered public accounting firm is responsible for performing an independent audit of the Company’s financial statements and the effectiveness of the Company’s internal control over financial reporting in accordance with Public Company Accounting Oversight Board (PCAOB) standards and to issue reports thereon. The audit committee’s responsibility is to monitor and oversee these processes. The audit committee has established a mechanism to receive, retain and process complaints on auditing, accounting and internal control issues, including the confidential, anonymous submission by employees, vendors, customers and others of concerns on questionable accounting and auditing matters.
In connection with these responsibilities, the audit committee met with management and the independent registered public accounting firm to review and discuss the audited financial statements for the fiscal year ended December 31, 2021. The audit committee also discussed with the independent registered public accounting firm the matters required the applicable requirements of the PCAOB. In addition, the audit committee received the written disclosures from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent accountant’s communications with the audit committee concerning independence, and the audit committee has discussed the independent registered public accounting firm’s independence from the Company and its management.
Based upon the audit committee’s discussions with management and the independent registered public accounting firm, and the audit committee’s review of the representations of management and the independent registered public accounting firm, the audit committee recommended that the Board of Directors include the audited financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, as amended, filed with the SEC.
The audit committee also has appointed, subject to stockholder ratification, Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022.
Respectfully submitted by the members of the audit committee of the Board of Directors,

John W. Smither, Chair
Charlene Banard
Helen S. Kim
Aaron VanDevender

PROPOSAL 3:

Advisory Vote on the Compensation of our Named Executive Officers
This stockholder advisory vote, commonly known as “say-on-pay,” is required pursuant to Section 14A of the Exchange Act and gives our stockholders the opportunity to approve or not approve, on an advisory basis, the compensation paid to our Chief Executive Officer and the other officers named in the Summary Compensation Table (“named executive officers”) as disclosed in this proxy statement.
The Board recommends a vote “FOR” the following resolution:
“RESOLVED, that the stockholders of Applied Molecular Transport, Inc. approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the proxy statement, including the Compensation Discussion and Analysis, the compensation tables and any related narrative discussion.”
We became a public company in June 2020 and since that time we have made significant changes to our executive compensation program to reflect our transition from a private to public company. This is the first time we have included an advisory “say-on-pay” vote at the annual meeting of our stockholders. Each year, we intend to submit the executive compensation of our named executive officers to an advisory vote at our annual meeting of stockholders.
The Compensation Discussion and Analysis, beginning on page 28, describes our executive compensation programs and the compensation decisions made by our compensation committee and Board of Directors for the fiscal year ended December 31, 2021 with respect to our named executive officers. As described in detail in the Compensation Discussion and Analysis and highlighted in the section titled “Executive Summary,” our compensation committee believes that the most effective compensation program is designed to provide a substantial portion of executive compensation in the form of variable, at-risk pay which is earned based on performance. Our compensation committee thoughtfully employs the primary compensation elements of base salary, annual cash incentives, and long-term equity awards, to achieve these objectives.
Vote Required
Our Board of Directors is asking you to support this proposal. Because this vote is advisory, it will not be binding on us, our compensation committee, or our Board of Directors. However, our compensation committee and our Board of Directors will review the voting results in their entirety and take them into consideration when making future decisions regarding named executive officer compensation.
RECOMMENDATION OF THE BOARD OF DIRECTORS
THE BOARD OF DIRECTORS UNANIMOUSLY
RECOMMENDS A VOTE “FOR” THE COMPENSATION OF
OUR NAMED EXECUTIVE OFFICERS, AS DISCLOSED IN THE PROXY STATEMENT.

PROPOSAL 4:

Advisory Vote on the Frequency of Future Advisory Votes to Approve Named Executive Officer Compensation
In accordance with the requirements of the Exchange Act and the related rules of the SEC, our stockholders have the opportunity to indicate how frequently we should seek an advisory vote on the compensation of our named executive officers, as disclosed pursuant to the SEC’s compensation disclosure rules. Stockholders may vote for a frequency of every one, two or three calendar years, or may abstain.
In the future, we will propose an advisory vote on the frequency of the executive compensation advisory vote at least once every six calendar years.
After careful consideration, our Board believes that the executive compensation advisory vote should be held annually, and therefore our Board recommends that you vote for a frequency of “one year” for future executive compensation advisory votes. The Board believes that an annual executive compensation advisory vote will facilitate more direct stockholder input about executive compensation. An annual executive compensation advisory vote is consistent with our policy of reviewing our compensation program annually, as well as seeking frequent input from our stockholders on corporate governance and executive compensation matters.
Vote Required
Our Board of Directors is asking you to support one year as the proposed frequency of future stockholder advisory votes on the compensation of our named executive officers. Because this vote is advisory, it will not be binding on us, our compensation committee or our Board of Directors. However, our compensation committee and our Board of Directors will review the voting results and take them into consideration in determining a voting frequency.
RECOMMENDATION OF THE BOARD OF DIRECTORS
THE BOARD OF DIRECTORS UNANIMOUSLY
RECOMMENDS A VOTE “FOR”
ONE YEAR AS THE FREQUENCY OF FUTURE STOCKHOLDER ADVISORY VOTES ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

EXECUTIVE OFFICERS
The following table sets forth the names, ages, and positions of our executive officers as of March 15, 2022:
Name	Age	Position
Tahir Mahmood, Ph.D.	47	Co-Founder, Chief Executive Officer and Director
Randall Mrsny, Ph.D.	67	Co-Founder, Chief Scientific Officer and Director
Graham Cooper	52	Executive Chair
Elizabeth Bhatt	54	Chief Business and Strategy Officer
Shawn Cross	54	Chief Financial Officer
Bittoo Kanwar, M.D.	46	Chief Medical Officer
Douglas Rich	53	Chief Technical Officer
Brandon Hants	45	Senior Vice President, Finance & Business Operations
Tahir Mahmood, Ph.D., Chief Executive Officer and Co-Founder. For a biography of Dr. Mahmood, please see the section titled “Board of Directors and Corporate Governance.”
Randall Mrsny, Ph.D., Chief Scientific Officer, and Co-Founder. For a biography of Dr. Mrsny, please see the section titled “Board of Directors and Corporate Governance.”
Graham K. Cooper, Executive Chair. For a biography of Mr. Cooper, please see the section titled “Board of Directors and Corporate Governance.”
Elizabeth Bhatt, Chief Business and Strategy Officer. Ms. Bhatt has served as our Chief Business and Strategy Officer since September 2019. Prior to joining the Company, Ms. Bhatt was at Achaogen, Inc., a biopharmaceutical company, where she was Chief Operating Officer from July 2018 to June 2019 and Chief Business Officer from September 2017 to June 2019. Prior to Achaogen, Ms. Bhatt held various roles at Gilead Sciences, Inc., a biopharmaceutical company, from July 2006 to September 2017, including Vice President, Corporate Development from January 2016 to September 2017 and Senior Director, Corporate Development from May 2011 to December 2015. She has served on the board of directors of eFFECTOR Therapeutics, Inc. and its predecessor entity since January 2021. Ms. Bhatt holds a B.A. in Chemistry from Pomona College, an M.S. in Biomedical Sciences from the University of California, San Diego and an M.B.A. from the Kellogg School of Management at Northwestern University.
Shawn Cross, Chief Financial Officer. Mr. Cross has served as our Chief Financial Officer since March 2020. Prior to joining the Company, Mr. Cross was at JMP Securities LLC where he was Managing Director and Co-Head Healthcare Investment Banking and a member of the Investment Banking Management Committee from September 2018 to March 2020. Prior to JMP Securities LLC, Mr. Cross worked at GT BioPharma, Inc., a clinical stage immuno-oncology company, where he was President and Chief Operating Officer from November 2017 to February 2018 and Chairman of the board of directors and Chief Executive Officer from February 2018 to July 2018. Mr. Cross was Managing Director, Healthcare Investment Banking at Deutsche Bank Securities from November 2015 to November 2017 and Managing Director, Healthcare Investment Banking at Wells Fargo Securities from November 2010 to August 2015. He has served on the board of directors of BioPlus Acquisition Corp since December 2021. Mr. Cross holds a B.S. in Kinesiology from the University of California, Los Angeles and an M.B.A. from Columbia Business School.
Bittoo Kanwar, M.D., Chief Medical Officer. Dr. Kanwar has served as our Chief Medical Officer since January 2020 and previously served as our Senior Vice President, Head of Clinical Development from May 2019 to January 2020. Prior to joining the Company, Dr. Kanwar held various roles at Protagonist Therapeutics, Inc., a clinical-stage biopharmaceutical company, including Vice President, Clinical Development from April 2018 to April 2019 and Senior Medical Director from May 2017 to April 2018. Dr. Kanwar also held various roles at Gilead Sciences, Inc., a biopharmaceutical company, including Associate Director and Director of Clinical Research from October 2011 to May 2017. Prior to joining Gilead Sciences, Dr. Kanwar was an Associate Professor in the Department of Pediatrics, Division of Gastroenterology at the University of California, San Francisco. Dr. Kanwar holds a B.S. in Biology from the University of Minnesota and an M.D. from the University of Iowa.
Douglas Rich, Chief Technical Officer. Mr. Rich has served as our Chief Technical Officer since January 2021. Prior to joining the Company, Mr. Rich was at UNITY Biotechnology, Inc., a biotechnology company focused on therapeutics to extend human healthspan, where he was Senior Vice President Operations from April 2017 to January 2021. Prior to UNITY Biotechnology, Mr. Rich founded and served as President at Fastball Consulting, Inc., a biopharmaceutical consulting company, from February 2016 to April 2017. Prior to Fastball Consulting, Mr. Rich held multiple roles at KYTHERA Biopharmaceuticals, Inc., a biopharmaceutical company focused on biopharmaceuticals for the aesthetic medicine market (now a subsidiary of Allergan plc), where he was Senior Vice President, Operations from June 2015 to February 2016, Vice President, Operations from February 2015 to May 2015, and Vice President, Manufacturing from May 2014 to January 2015. Prior to KYTHERA, Mr. Rich worked at Boehringer Ingelheim International GmbH, a pharmaceutical company, from March 2011 to April 2014, including as Vice President, Quality. Prior to Boehringer Ingelheim, Mr. Rich held various roles at Amgen Inc. including Executive Director, Site Quality Head. Mr. Rich holds a B.S. in Biology from the University of Southern California and an M.B.A. from Pepperdine University.
Brandon Hants, Senior Vice President, Finance and Business Operations. Mr. Hants has served as our Senior Vice President, Finance and Business Operations since March 2021, and Vice President, Finance and Business Operations from January 2019 to March 2021. Prior to joining the Company, Mr. Hants held various roles at Singulex, Inc., an immunodiagnostics company, including as Chief Financial Officer from July 2018 to January 2019, Vice President, Finance and Operations from July 2016 to June 2018, Senior Director, Finance from June 2014 to June 2016, and Director, Financial Planning and Analysis from June 2012 to June 2014. Prior to Singulex, Mr. Hants held various roles of increasing responsibility at Novartis Vaccines & Diagnostics and Genentech. Mr. Hants holds a B.S. in Cell and Developmental Biology from the University of California, Santa Barbara and an M.B.A. from the University of San Francisco.

EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
In this Compensation Discussion and Analysis, we provide an overview of our executive compensation philosophy and objectives as well as a description of the material components of our executive compensation program for our executive officers, including the named executive officers in the “Summary Compensation Table”. We also provide an overview of the objectives of the program, the factors relevant to an analysis of these policies and decisions and how we use our executive compensation program to drive our performance. This Compensation Discussion and Analysis is intended to be read in conjunction with the tables that immediately follow this section, which provide further historical compensation information.
Named Executive Officers
The following individuals were our named executive officers for our 2021 fiscal year:
•	Tahir Mahmood, Ph.D., our Co-Founder and Chief Executive Officer;
•	Randall Mrsny, Ph.D., our Co-Founder and Chief Scientific Officer;
•	Shawn Cross, our Chief Financial Officer;
•	Bittoo Kanwar, our Chief Medical Officer; and
•	Brandon Hants, our Senior Vice President, Finance & Business Operations.
Executive Summary
Company Background and 2021 Business Highlights
We are a clinical-stage biopharmaceutical company leveraging our proprietary technology platform to design and develop a pipeline of novel oral and respiratory biologic product candidates to treat autoimmune, inflammatory, metabolic, and other diseases. Our proprietary technology platform allows us to exploit existing natural cellular trafficking pathways to facilitate the active transport of diverse therapeutic payloads across epithelial barriers, such as the intestinal epithelium (IE) and the respiratory epithelium (RE). Active transport is an efficient mechanism that uses the cell’s own machinery to transport materials across epithelial barriers. We believe that our ability to exploit this mechanism is a key differentiator of our approach.
Our executive compensation program seeks to reward and incentivize strong performance. We made significant progress in our oral biologics in clinical development, research and development pipeline, and corporate development in 2021. Highlights of our 2021 corporate performance are set forth below:
•	Reported additional positive data from our Phase 1b clinical trial of oral AMT-101 in ulcerative colitis patients.
•
Advanced our clinical development program for AMT-101, a GI-selective, oral IL-10 fusion, by initiating enrollment and dosing patients in our MARKET combination trial of oral AMT-101 with anti-TNFα in biologic-naïve patients with moderate-to-severe UC, and by continuing enrollment and dosing in the three additional Phase 2 clinical trials for AMT-101, including:

○	FILLMORE monotherapy trial for patients with chronic pouchitis;
○	LOMBARD monotherapy trial for biologic- naïve and experienced patients with moderate-to-severe UC; and
○	CASTRO combination trial of oral AMT-101 with anti-TNFα for patients with RA who are partial or non-responders to anti-TNFα therapy.
•
Expanded our clinical pipeline by initiating the first in human dosing in our Phase 1a clinical trial of oral AMT-126, a novel, gastrointestinal-selective oral fusion of human interleukin-22, which is our second wholly internally developed biologic therapeutic.

•	Completed a follow-on public offering with aggregate gross proceeds of approximately $120.8 million.

•
Successfully integrated corporate headquarters, research labs and oral biologics GMP manufacturing facility into a single new site in South San Francisco, CA to support growth of clinical activities and pipeline expansion.

•
Strengthened executive leadership with key new hires, including Douglas Rich, Chief Technical Officer, and Earl Douglas, Executive Vice President and General Counsel, and our Board of Directors with the appointment of Holly Schachner, M.D.

In addition, we advanced multiple early-stage programs and made significant progress on other internal corporate goals.
Overview of Executive Compensation Program
To help ensure we use a robust approach to our pay-setting process we examine overall compensation in several ways. We consider the compensation mix, including the mix of at-risk and fixed pay as well as how much compensation is long-term oriented.
Our pay program focuses on rewarding executives while seeking to provide a significant portion of compensation that is “at risk” based on our performance in order to align the interest of our executive officers and stockholders. The compensation committee uses its discretion in determining the appropriate mix of fixed and at-risk compensation for each executive officer. The chosen compensation vehicles include short-term and long-term incentives, and cash and equity compensation. The balance between these components may change from year to year based on corporate strategy and objectives, among other considerations. For fiscal year 2021, the table below provides the pay mix of (1) market based base salary, (2) annual cash incentive paid at target and (3) equity incentive compensation described below for our Chief Executive Officer, and the average pay mix of our other named executive officers:
Position	Market Based Base Salary	Annual Cash Incentive	Equity Incentive Compensation
Chief Executive Officer	7%	3%	90%
Average of Other Named Executive Officers	10%	4%	86%
Key 2021 Compensation Decisions
Consistent with our compensation philosophy focused on aligning executive pay with the short- and long-term performance of the Company, our compensation committee structured executive pay in 2021 to ensure alignment with the interests of our stockholders while incentivizing the pursuit of important strategic business goals. Our executive officer pay is made up of the following components:
•
Market based base salary increases – We increased base salaries for 2021 by between 3.8% and 15.1% for our named executive officers based on our review of roles, responsibilities, past performance and market practices;

•
Annual cash incentive tied to performance – Our results and performance in 2021 was reflected in our annual bonus achievements and payouts, which ranged from 88.4% of target to 113.6% of target for our named executive officers. For our Chief Executive Officer, his payout was calculated with a 100% weighting given to the corporate goal achievement. For our other named executive officers, these payouts were calculated with an 80% weighting given to the corporate goal achievement and 20% weighting given to individual goal achievement for most of the named executive officers, and additional upward adjustments made by the compensation committee taking individual performance reviews into account. Our compensation committee set ambitious corporate goals for 2021. The corporate goals were identified as critical measures of our corporate strategy and included 47 primary goals and 7 stretch goals all of varying weight depending on the extent to which it would drive our long-term goal of creating stockholder value. The goals covered key milestones in the AMT-101 and AMT-126 clinical programs, progress of our research and development pipeline, and several key corporate financial and operational achievements. We fully met 37 and partially met 7 of our 47 primary goals for 2021, and met 1 of our 7 stretch goals, resulting in total achievement of 88.4% of the target corporate goals; and

•
Equity incentive compensation as primary long-term incentive component – Consistent with our granting practices of the prior year, we granted stock options. In addition, in 2021, we also introduced restricted stock units (RSUs) into our executive compensation program in order to motivate and retain our executive officers and provide retention incentives to them that are valuable even when there is volatility in our stock price. The majority of the equity incentive compensation that we offer to executive officers remains stock options.

Stockholder Engagement
We are committed to engagement with stockholders. We review any feedback we receive from our stockholders about our executive compensation program to ensure that we understand key matters of interest to them, and to enable us to take that feedback into consideration of our compensation decisions. Since our 2021 Proxy Statement, we have not received any stockholder feedback regarding our executive compensation program.
Compensation Philosophy
Our compensation committee believes a well-designed compensation program should align executive interests with the drivers of growth and stockholder returns by supporting our achievement of our primary business goals, and our ability to attract and retain employees whose talents, expertise, leadership, and contributions are expected to sustain growth in long-term stockholder value. Consequently, we maintain an ongoing commitment to corporate governance principles and strong performance orientation in our compensation program. Our compensation committee regularly reviews our compensation policies and program design overall, to ensure that they are aligned with the interests of our stockholders and our business goals, and that the total compensation paid to our employees and directors is fair, reasonable and competitive.
We review and adjust our executive compensation program at least annually to adopt practices that are appropriate for us given our business, industry, growth, market conditions and other factors. The specific changes that have been made to our executive compensation program since our 2021 Proxy Statement are detailed herein below, and include adjustments to our reference peer group, our typical annual merit-based salary increases and equity grants (which also included a market adjustment to our CEO's compensation to more closely align with our peers), and the transition to a mixture of options and RSUs for our equity grants.
“Say-on-Pay” Voting
In the prior year, we were an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, as amended. Therefore, we were not required to hold a non-binding, advisory vote on the compensation of our named executive officers. At our 2022 annual meeting of stockholders we plan to hold our first “say-on-pay” vote. Our compensation committee and our Board of Directors will consider the result of the “say-on-pay vote, and the related “say-on-frequency” vote, as well as feedback received throughout the year, when making compensation decisions for our executive officers in the future because we value the opinions of our shareholders.
Compensation Determination Process
Role of the Compensation Committee and Board of Directors
Our compensation committee is responsible for overseeing the total compensation of our executive officers. In this capacity, our compensation committee designs, implements, reviews and approves all compensation for our Chief Executive Officer and our other executive officers. The compensation committee formally met two times during fiscal year 2021 and also had informal discussions on several occasions, to review and discuss matters related to compensation of our employees and executive officers. Some of these meetings (or portions of these meetings) were held with members of management in attendance and some were held in closed session. Both meetings also included representatives from our compensation consultant (as described below). Typically, the compensation committee reports to the Board on its discussions and on occasion recommends to the Board, or seeks input from the Board regarding, the decisions to be made and other actions to be taken with regard to our executive officers’ compensation. Our compensation committee’s recommendations regarding executive compensation are based on the compensation committee’s assessment of the performance of the Company and each individual executive officer, as well as other factors, such as prevailing industry trends and the competitive market for executive talent. The compensation committee typically makes the final decisions regarding executive compensation.
Role of Management
Our Executive Chair, Chief Executive Officer, Chief Financial Officer, and certain other members of the management team attend compensation committee meetings, make recommendations to our compensation committee and are involved in the process for determining our executive officers’ compensation, provided that they do not make recommendations as to their own compensation or participate in compensation committee discussions of their own compensation. Our compensation committee considers management’s recommendations but is not required to follow any recommendations and may adjust compensation up or down as it determines in its discretion. Our compensation committee reviews the recommendations and other data and makes determinations, which are presented to the Board as to each executive officer’s total compensation, as well as each individual pay component.
Use of Independent Compensation Consultant
Our compensation committee is authorized to retain the services of one or more executive compensation advisors, as it sees fit, in connection with the establishment of our compensation programs and related policies. For 2021, our compensation committee engaged Aon’s Human Capital Solutions practice, a division of Aon plc (“Aon”), an independent compensation consultant, to provide it with information, recommendations and other advice relating to executive compensation on an ongoing basis. Accordingly, Aon serves at the discretion of our compensation committee. Our compensation committee engaged Aon to assist in developing a group of peer companies to help us determine the appropriate level of overall compensation for our executive officers, as well as assess each separate element of compensation, with a goal of promoting executive compensation that is competitive and fair.
Our compensation committee periodically considers and assesses Aon’s independence, including whether Aon has any potential conflicts of interest with our company or members of our compensation committee. In connection with Aon’s engagement, our compensation committee conducted such a review and concluded that it was not aware of any conflict of interest that had been raised by work performed by Aon or the individual consultants employed by Aon that perform services for our compensation committee.
Peer Group Composition and Selection Process
The compensation committee approves a peer group of companies as a reference group to provide a broad perspective on competitive pay levels and practices. The peers are reviewed on an annual basis in light of changes in our business and our industry. We undertake this review with the assistance and recommendations of Aon, the compensation committee’s compensation consultant.
In April 2020, the compensation committee approved a peer group. This peer group was used for making 2021 compensation decisions. The compensation committee used the following criteria in determining the appropriate peers:
•	Industry Sector and Stage – Pre-commercial biopharmaceutical companies, primarily in Phase 2 of clinical development
•
Market Capitalization – Range of $300 million to $1.5 billion (a range relative to our market value of approximately $1.1 billion at the time of assessment, approximately 0.3x to 1.5x our then-current market value)

•	Public Tenure – Preference for companies that transitioned from private to public within the last 3 to 5 years
•	Location – Preference for companies headquartered in the San Francisco Bay Area and other key biotech hub markets
•	Employee Headcount – Preference for companies with between 30 and 200 employees
2021 Peer Group
Based on these criteria and considerations, our 2021 peer group, as approved by the compensation committee consisted of the following companies:
Arcus Biosciences	Kura Oncology
Constellation Pharmaceuticals	NGM Biopharmaceuticals
Crinetics Pharmaceuticals	RAPT Therapeutics
CytomX Therapeutics	Replimune Group
Editas Medicine	Rocket Pharmaceuticals
Fulcrum Therapeutics	Scholar Rock
Gossamer Bio	Turning Point Therapeutics
Gritstone Oncology	Unity Biotechnology
Harpoon Therapeutics	Y-mAbs Therapeutics
Homology Medicines

2022 Peer Group
In September 2021, the compensation committee approved the peer group for use in making 2022 compensation decisions. Due to changes in our profile and upon the recommendation of our independent compensation consultants, the compensation committee made updates to the peer selection criteria, increasing the market capitalization range to $400 million to $4 billion and employee headcount to between 50 and 500 employees.
The compensation committee determined that eight companies should be removed as they no longer met our peer selection criteria and that nine companies who met our peer selection criteria should be added to the 2022 peer group.
Companies Removed From 2022 Peer Group	Companies Added To 2022 Peer Group
Constellation Pharmaceuticals	Allakos
CytomX Therapeutics	Evelo Biosciences,
Fulcrum Therapeutics	Immunovant
Gritstone Oncology	Iteos Therapeutics
Harpoon Therapeutics	Morphic
Homology Medicines	Nkarta
Unity Biotechnology	Pliant Therapeutics
Y-mAbs Therapeutics.	Protagonist Therapeutics
Revolution Medicines
In setting compensation for our executive officers, including our named executive officers, the compensation committee uses competitive compensation data from an annual total compensation study of the selected peer companies and relevant survey sources to inform its decisions about overall compensation opportunities and specific compensation elements. However, the compensation committee uses our compensation peer group as one data point when setting executive pay packages, and generally targets the 50th percentile for base compensation and the 75th percentile for equity compensation. The compensation philosophy focuses at or near a target percentile for base salary, particularly in respect to target cash compensation and equity grants. In addition, our compensation decisions are based on the consideration of many factors, including, but not limited to, individual and company performance, market data, internal equity, experience, and strategic needs. As a result of evaluating compensation based on the criteria described above, total target compensation for our named executive officers may in certain circumstances be above or below the median levels of the peer group.
Pay Components
Our executive compensation program consists of three primary elements: base salaries, annual cash incentives and long-term equity awards:
Element	Purpose	Features
Base Salary	To attract and retain highly skilled executives	Fixed component of pay to provide financial stability, based on responsibilities, experience, individual contributions and peer company data

Annual Cash Incentive Program	To promote and reward the achievement of key short-term strategic and business goals of the company as well as individual performance; to motivate and attract executives	At-risk component of pay based on annual quantitative and qualitative performance assessment against objectives related to clinical development, pipeline, financing and operational goals

Equity Incentive Compensation	To encourage executives and other employees to focus on long-term company performance; to promote retention; to reward outstanding company and individual performance
Delivered in the form of stock options and RSUs subject to multi-year vesting based on continued service. The value of these awards depends on the performance of our common stock price, in order to align employee and executive interests with those of our

Element	Purpose	Features
stockholders over the longer term
We are committed to a strong performance orientation in our compensation program and effective corporate governance practices for a company at our development stage and industry. As such, we review our policies and program design annually. Some of the best governance practices that we observe include:
	What We Do		What We Don’t Do
✔	Align compensation with stockholder interests	✘	Guaranteed bonuses

✔	Align pay with performance	✘	Provide excessive severance payments

✔	Use a peer group to benchmark pay	✘	No excise tax gross-ups

✔	Annual review of executive compensation program	✘	Provide excessive perquisites

✔	Balanced pay mix of fixed and at-risk pay	✘	Adopt compensation elements that encourage excessive risk taking

✔	Robust anti-hedging and pledging policies	✘	No executive-only retirement programs

✔	Compensation committee retains an independent compensation consultant

✔	Compensation committee consists solely of independent directors
Base Salary
Base salary is the only fixed component of our named executive officers’ total cash compensation and provides competitive pay to attract and retain our executives. Annual salary decisions are made in recognition of competitive data as well as the skills and experience that each individual brings to our Company and the performance contributions each makes.
In the first quarter of 2021, the compensation committee increased base salaries for each of our named executive officers, other than Drs. Mahmood and Mrsny, after taking into account factors such as market data from our peer companies, tenure, experience and the role of the individual, and internal equity. These base salary increases were effective January 1, 2021.
Annual base salaries for our named executive officers were as follows:
Executive	2020($)	2021($)	Annual Increase
Tahir Mahmood, Ph.D.(3)	390,932(1)	450,000	15.1%
Randall Mrsny, Ph.D.(3)	390,932(1)	450,000	15.1%
Shawn Cross	395,000(2)	410,000	3.8%
Bittoo Kanwar, M.D.	415,000(2)	435,750	5.0%
Brandon Hants	295,000(2)	336,000	13.9%
(1)	The amounts reflect a mid-year increase in the annual base salary. As of December 31, 2020, base salary for each of Drs. Mahmood and Mrsny was $450,000.
(2)	The amounts reflect annual base salary as of December 31, 2020.
(3)
As co-founders of the Company, Drs. Mahmood and Mrsny have historically been compensated at the same level. However, beginning in 2022 the Compensation Committee adjusted the Dr. Mahmood's compensation as CEO to be more aligned with the CEO compensation of our peer companies. (See section below entitled “Employment Arrangements with Our Named Executive Officers” for addition details.)

Short-Term Incentive Plan
Our Short-Term Incentive Plan (Annual Bonus Plan) is designed to provide a financial incentive to reward executives for the achievement of a series of program specific, pipeline and financing and operational corporate goals. For each position within the Company, a target bonus payment is set as a percentage of base salary. Payments under the plan are ultimately based on achievement of these pre-established corporate goals, each of which has related subgoals which are designed to provide interim milestones on which progress towards the overall goals can be tracked and measured, as well as an assessment of individual performance goals. The extent to which bonus payouts are based on corporate level goals versus individual performance goals varies depending on an employee’s grade level within the Company. For Dr. Mahmood, as CEO his bonus payout is based 100% on corporate level goals. For the remaining named executive officers, their bonus payouts are based 80% on corporate level goals and 20% on individual goals. The compensation committee also has the discretion to adjust any bonus payout based on an employee’s overall performance during the year. Actual performance against targets, as measured by these pre-established corporate goals and individual goals, determines the incentive payouts. The bonus pool could be funded between 0% to a maximum in fiscal 2021, of 145% of target funding levels if all of the stretch goals were achieved. The compensation committee did not exercise its discretion to increase or change bonus payouts outside of its standard individual performance assessments embedded in the Annual Bonus Plan review. The total bonus payout cannot exceed the total amount of funding in the pool.
Bonuses for all employees, including our named executive officers, for the fiscal year ended December 31, 2021 were determined based on target bonuses set for each employee. The extent to which a target bonus was achieved was determined based on the Company’s performance against a number of corporate-level goals, including clinical, pipeline and operational goals, the employee’s performance against individual goals and the employee’s overall performance. The corporate goals related to progressing our AMT-101 clinical trials into and through Phase 2 and progressing our AMT-126 clinical trials through Phase 1 and preparing for Phase 2 clinical trials (40% and 20% weights, respectively), and reaching milestones in our research and development pipeline (20% weight). The operational goals included targets related to financing, commercial strategy, facilities, corporate culture and talent management (15% weight), and expanding executive leadership, compliance and other functional goals (5% weight). The individual performance goals for Drs. Mrsny and Kanwar and Messrs. Cross and Hants aligned with the corporate goals, with Dr. Mrsny’s individual goals focused on our research pipeline, Dr. Kanwar’s individual goals focused on our clinical development programs, and Messrs. Cross’ and Hant’s individual goals focused on financing, commercial strategy, facilities, and other operational goals. The combination of our corporate goals related to clinical and pre-clinical development and operational goals was intended to drive both specific technical achievement and continue to build the foundation for our future growth and advancements. Based on the diversity and difficulty of these goals, in structuring the funding expectations at the beginning of the year, the compensation committee believed that achievement of these challenging goals would be difficult, requiring focused effort and diligence, and would represent strong alignment with the Company’s business objectives that would make bonus pool funding at 100% levels appropriate.
Each goal, and each related subgoal, is measured individually, and the percent of goals achieved determines the bonus payout, adjusted for each executive officer’s performance, and subject to the compensation committee’s discretion in determining the annual bonus payouts.
Each of our named executive officers was eligible to participate in our Short-Term Incentive Plan for 2021. The compensation committee established target annual incentive awards for each named executive officer, denominated as a percentage of base salary, which were set at the same percentage of base salary for 2021 as in 2020. Each named executive officer’s 2021 annual target bonus (expressed as a dollar amount) is set forth in the table below the next paragraph.

In February 2022, the compensation committee reviewed the achievement against the applicable 2021 corporate goals and determined a total achievement of 88.4% of these aggressive goals. The table below provides additional details about the corporate performance goals for 2021 and the compensation committee’s assessment of our actual performance against our 2021 corporate performance goals:
2021 Corporate Goal	Weighting	Performance	Weighted Performance Achievement
AMT-101 Clinical Development	40%	81.5%	32.60%
AMT-126 Clinical Development	20%	80%	16%
R&D Pipeline	20%	90%	18%
Financing, Commercial Strategy, Facilities, Corporate Culture and Talent Management	15%	112%	16.8%
Expanding Executive Leadership, Compliance and Other Functional Goals	5%	100%	5%
Total Achievement Level			88.4%
The compensation committee also determined that Drs. Mrsny and Kanwar and Mr. Cross achieved 100% of their individual performance objectives and that Mr. Hants achieved 120% of his individual performance objectives. Using these achievement levels, and making additional adjustments based on individual performance reviews for 2021, the compensation committee determined that the bonus awards for the named executive officers were as follows:
Executive	2021 Annual Target Bonus ($)	2021 Earned Award ($)
Tahir Mahmood, Ph.D.	180,000	159,120
Randall Mrsny, Ph.D.	180,000	163,296
Shawn Cross	164,000	178,537
Bittoo Kanwar, M.D.	174,300	189,750
Brandon Hants	117,600	133,669
The amounts in the Summary Compensation Table under the column “Non-equity incentive plan compensation” are based on the figures in the last column of the table above.
Long-Term Incentives
We believe long-term incentive compensation is an effective means for focusing our executive officers, including the named executive officers, on driving strong performance and increased stockholder value over a multi-year period, provides a meaningful reward for long-term value creation, and motivates them to remain employed with us.
This approach aligns the contributions of our executive officers with the long-term interests of our stockholders and allows them to participate in any future appreciation in our common stock.
We determine long-term incentive compensation for our executive officers as part of our annual compensation review taking into account competitive market analysis, the recommendations of our Chief Executive Officer (except regarding the long-term incentive compensation for himself or Dr. Mrsny), the outstanding equity holdings of each executive officer, the projected impact of the proposed awards on our earnings, and our Company performance in prior fiscal years.
Annual Awards. In the first quarter of 2021, we granted each named executive officer an annual equity award in the form of time-vesting stock options. 1/48th of the shares subject to the stock options vest monthly over a four-year period from the date of grant, subject to the optionee’s continued status as a service provider through each vesting date. In determining the size of these grants, the compensation committee considered the factors described above, with a particular emphasis on the market practices with respect to our compensation peer companies. Mr. Hants received a larger grant in the first quarter of 2021 in recognition of a promotion to Senior Vice President.
Additional Awards. In the fourth quarter of 2021, the compensation committee granted additional equity awards to Dr. Kanwar and Messrs. Cross and Hants in the form of time-based RSUs. Except our founders Drs. Mahmood and Mrsny, these grants were made to all other employees within the Company, most of whom were holding options with an exercise price per share well in excess of our trading price over the final few months of 2021. The compensation committee believed that because RSUs will ensure that each employee owns equity in the Company as the RSUs vest, the RSUs will provide a more tangible alignment between our employees' and our stockholders' interests, and better incentivize the creation of long-term value for our stockholders. In addition, given the current highly competitive job market, the compensation committee believed it was important to approve these grants to provide incentives to our named executive officers to remain with us, and selected RSUs as the form of equity award because RSUs always have value irrespective of stock price performance. 1/4th of the RSUs granted vest on each six-month anniversary of the vesting commencement date, subject to the grantee’s continued status as a service provider through each vesting date. The size of each named executive officer’s retention award was determined by the compensation committee after considering the factors described above as well as the value of the named executive officers’ outstanding equity awards.
The 2021 annual awards and 2021 retention awards are detailed in the section “Grants of Plan-Based Awards”.
Severance and Change in Control Protections
We maintain our Senior Executive Change in Control and Severance Policy for our current named executive officers and other key employees (collectively, participants), which was adopted in June 2020 (the Severance Policy) in connection with our initial public offering following the compensation committee’s review of market compensation data. Each participant has signed a participation agreement under our Severance Policy.
The Severance Policy provides for severance and change in control benefits to the participants in the event of certain qualifying terminations, including following a change in control of our company, and certain change in control benefits. We believe that these protections are necessary to provide our valuable executives with incentives to forego other employment opportunities and remain employed with us and to maintain continued focus and dedication to their responsibilities to maximize stockholder value, including if there is a potential transaction that could involve a change in control. The terms and levels of benefits provided to our named executive officers under the Severance Policy were determined by our Board of Directors, with input from our management team, and approved by our Board of Directors. The terms of the Severance Policy are reviewed from time to time.
For a summary of the material terms of the benefits provided to our named executive officers under the Severance Policy and an estimate of the payments and benefits that may be received by our named executive officers under the Severance Policy, see “Potential Payments upon Termination or Change in Control” below.
Other Compensation
Retirement, Welfare, and Health Benefits
We design our employee benefits programs to be affordable and competitive in relation to the market, and compliant with applicable laws and practices. We adjust our employee benefits programs as needed based upon changes in applicable laws and market practices.
Our eligible employees, including our named executive officers, are permitted to participate in a 401(k) Plan through our arrangement with Insperity, a professional employer organization. Under the 401(k) plan, eligible employees may elect to defer a portion of their compensation, within the limits prescribed by the Code, on a pre-tax or after-tax (Roth) basis, through contributions to the 401(k) plan. The 401(k) plan authorizes employer safe harbor matching contributions.
Our health and welfare benefits include medical, dental and vision benefits, long-term disability insurance, basic life insurance coverage, health savings accounts, and accidental death and dismemberment insurance. Our named executive officers also are eligible to participate in our Employee Stock Purchase Plan on the same terms as our other eligible employees.
Perquisites and Other Personal Benefits
We do not provide perquisites or other personal benefits to our executive officers, including the named executive officers except in situations where we believe it is appropriate to assist an individual in the performance of his, her or their duties, to make our executive officers more efficient and effective, and for recruitment and retention purposes in a competitive labor market.
In the future, we may provide perquisites or other personal benefits in limited circumstances. All future practices with respect to perquisites or other personal benefits for executive officers will be approved and subject to periodic review by the compensation committee.

Employment Agreements
In June 2020, we entered into confirmatory employment letters with each of our named executive officers. Each of these agreements was approved by our Board of Directors and was filed with the SEC on June 1, 2020 as Exhibits to our Form S-1/A.
For information on the changes to the specific terms and conditions of the employment letters of the named executive officers, see the discussion of “Employment Arrangements with our Named Executive Officers” below.
Additional Policies and Practices
Hedging and Pledging Prohibitions
We have implemented robust policies that bar employees from hedging and pledging our stock. Named executive officers are prohibited from pledging Company securities as collateral for loans because doing so would be a violation of our Insider Trading Policy. Additionally, employees are barred from engaging in transactions in publicly-traded options, such as puts and calls, and other derivative securities with respect to the Company’s securities. This prohibition extends to any hedging or similar transaction designed to decrease the risks associated with holding Company securities. Our policy provides for limited exceptions to the hedging and pledging prohibitions, however they must be approved by a Compliance Officer, in consultation with the Board of Directors or an independent committee of the Board of Directors, and historically no exceptions have ever been made.
Accounting and Tax Considerations
We account for equity-based compensation paid to employees under FASB ASC Topic 718, which requires that we estimate and record an expense over the service period of an award. Thus, we may record an expense in one year for awards granted in earlier years. Accounting rules also require the recording of cash compensation as an expense at the time the obligation is incurred.
Section 162(m) of the Internal Revenue Code of 1986, as amended (the Code) generally prohibits us from deducting any compensation over $1 million per taxable year paid to certain of our executive officers. Neither our compensation committee nor its authorized committee has adopted a policy that all equity or other compensation must be deductible.
However, the compensation committee may consider the deductibility of equity awards and cash and other compensation as one factor in determining executive compensation, the compensation committee also looks at other factors in making its decisions and retains the flexibility to award compensation that it determines to be consistent with the goals of our executive compensation program even if the awards are not deductible by us for tax purposes.
In addition to considering the tax consequences, the compensation committee generally may also consider the accounting consequences of its decisions, including the impact of expenses being recognized in connection with equity-based awards, in determining the size and form of different equity-based awards.
Compensation Committee Report
We have reviewed and discussed with management the Compensation Discussion and Analysis to be included in this Proxy Statement filed pursuant to Section 14(a) of the Exchange Act. Based on the reviews and discussions referred to above, we recommended to the Board of Directors that the Compensation Discussion and Analysis referred to above be included in the Company’s Annual Report for the fiscal year ended December 31, 2021 and this Proxy Statement for the Annual Meeting.
Compensation Committee
David Lamond, Chair
Holly Schachner, M.D.
John W. Smither
The Compensation Committee Report does not constitute soliciting material, and shall not be deemed to be filed or incorporated by reference into any other filing by Applied Molecular Transport, Inc. under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent Applied Molecular Transport, Inc. specifically incorporates the Compensation Committee Report by reference therein.

Executive Compensation Tables
Summary Compensation Table for Fiscal Years 2019, 2020 and 2021
The following table sets forth information concerning the total compensation of each of our named executive officers for the fiscal years ended December 31, 2019, 2020 and 2021:
Name	Year	Salary ($)(1)	Bonus ($)	Option Awards ($)(2)	Stock Awards ($)(2)	Non-Equity Incentive Plan Compensation(3) ($)	All Other Compensation(4) ($)	Total ($)
Tahir Mahmood, Ph.D.	2021	450,000	—	6,008,665(6)	—	159,120	—	6,617,785
Chief Executive Officer	2020	390,932	—	—	—	207,000	23,077	621,009
	2019	300,000	49,282	—	—	—	—	349,282
Randall Mrsny, Ph.D.	2021	450,000	—	6,008,665(6)	—	163,296	—	6,621,961
Chief Scientific Officer
Shawn Cross	2021	410,000	—	2,308,207	458,010	178,537	—	3,354,754
Chief Financial Officer	2020	311,439	—	1,087,728	—	142,060	—	1,541,227
Bittoo Kanwar, M.D.	2021	435,750	—	2,308,207	458,010	189,750	—	3,391,717
Chief Medical Officer	2020	393,599	—	911,791	—	185,920	14,404	1,505,714
	2019	249,546	29,280	237,760	—	—	—	516,586
Brandon Hants	2021	336,000	—	2,784,503	225,370	133,669	—	3,479,542
Senior Vice President, Finance & Business Operations	2020	288,583	—	200,986	—	103,988	12,654	606,211
	2019	270,037	47,675(5)	235,952	—	—	—	553,664
(1)	Salary, bonus and incentive plan figures represent amounts earned during each respective fiscal year, regardless of whether part or all of such amounts were paid in subsequent fiscal year(s).
(2)
This column represents the aggregate grant date fair value of the award as calculated in accordance with ASC 718. The assumptions used in calculating the grant date fair value of the award disclosed in this column are set forth in Note 9 to our audited financial statements included in our annual report on Form 10-K for the year ended December 31, 2021, as amended. These amounts do not correspond to the actual value that may be recognized by our named executive officers upon vesting of the applicable awards.

(3)	Amounts represent the annual incentive bonus earned by each of the named executive officers for services performed and are pro-rated based on length of service with us.
(4)	Amounts represent the cumulative accrued vacation balance paid in 2020.
(5)	This amount includes a one-time signing bonus of $15,000.
(6)
In setting the 2021 option awards for Drs. Mahmood and Mrsny, the compensation committee considered various factors including market data provided by an independent compensation consultant and the fact that during their tenure with the company since its inception, neither Dr. Mahmood nor Dr. Mrsny had ever received an option grant in any prior year.

Grants of Plan-Based Awards for Fiscal Year 2021
The following table provides information regarding grants of plan-based awards to each of our named executive officers during the fiscal year ended December 31, 2021:
		Estimated Future Payouts Under Non- Equity Incentive Plan Awards		All Stock Awards: Number of Shares of Stock or Units(1)	All Option Awards: Number Securities Underlying Options(2)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards($)(3)
Name	Grant Date	Target ($)	Maximum ($)
Tahir Mahmood, Ph.D.	04/09/2021	180,000	261,000	—	—	—	—
	03/01/2021	—	—	—	164,000(4)	56.61	6,008,665
Randall Mrsny, Ph.D.	04/09/2021	180,000	261,000	—	—	—	—
	03/01/2021	—	—	—	164,000(4)	56.61	6,008,665
Shawn Cross	04/09/2021	164,000	237,800	—	—	—	—
	03/01/2021	—	—	—	63,000	56.61	2,308,207
	12/24/2021	—	—	31,500	—	—	458,010
Bittoo Kanwar, M.D.	04/09/2021	174,300	252,735	—	—	—	—
	03/01/2021	—	—	—	63,000	56.61	2,308,207
	12/24/2021	—	—	31,500	—	—	458,010

		Estimated Future Payouts Under Non- Equity Incentive Plan Awards		All Stock Awards: Number of Shares of Stock or Units(1)	All Option Awards: Number Securities Underlying Options(2)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards($)(3)
Name	Grant Date	Target ($)	Maximum ($)
Brandon Hants	04/09/2021	117,600	170,520	—	—	—	—
	03/01/2021	—	—	—	76,000	56.61	2,784,503
	12/24/2021	—	—	15,500	—	—	225,370
(1)
These restricted stock units were granted pursuant to our 2020 Plan. 1/4th of the units vest on each six month anniversary of the vesting commencement date, subject to the grantee’s continued status as a service provider through each vesting date.

(2)
These options to purchase shares of our common stock were granted pursuant to our 2020 Plan. 1/48th of the shares vest monthly from the date of grant, subject to the optionee’s continued status as a service provider through each vesting date. The per share exercise price of the stock options is equal to the closing price of a share of our common stock on the date of grant.

(3)
This column represents the aggregate grant date fair value of the awards as calculated in accordance with ASC 718. The assumptions used in calculating the grant date fair value of the award disclosed in this column are set forth in the notes to our audited financial statements included in our annual report on Form 10-K for the year ended December 31, 2021, as amended. These amounts do not correspond to the actual value that may be recognized by our named executive officers upon vesting of the applicable awards.

(4)
In setting the 2021 option awards for Drs. Mahmood and Mrsny, the compensation committee considered various factors including market data provided by an independent compensation consultant and the fact that during their tenure with the company since its inception, neither Dr. Mahmood nor Dr. Mrsny had ever received an option grant in any prior year.

Outstanding Equity Awards at 2021 Fiscal Year End
The following table sets forth information concerning outstanding equity awards held by each of our named executive officers as of December 31, 2021:
		Option Awards			Stock Awards
Name	Grant Date	Number of Shares of Stock Underlying Unexercised Options Exercisable	Number of Shares of Stock Underlying Unexercised Options Unexercisable	Option Exercise Price(1) ($)/sh	Option Expiration Date	Number of Shares or Units of Stock that have not Vested (#)	Market Value of Shares or Units of Stock that have not Vested (#)
Tahir Mahmood, Ph.D.	03/01/2021(2)	30,750	133,250	56.61	03/01/2031	—	—
Randall Mrsny, Ph.D.	03/01/2021(2)	30,750	133,250	56.61	03/01/2031	—	—
Shawn Cross	12/24/2021(3)	—	—	—	—	31,500	458,010
	03/01/2021(2)	11,812	51,188	56.61	03/01/2031	—	—
	03/30/2020(4)	125,625	174,375	4.61	03/30/2030	—	—
Bittoo Kanwar, M.D.	03/01/2021(2)	11,812	51,188	56.61	03/01/2031	—	—
	12/24/2021(3)	—	—	—	—	31,500	458,010
	06/04/2020(2)	22,853	38,089	14.00	06/04/2030
	03/06/2020(2)	47,143	51,243	4.61	03/30/2020
	04/26/2019(5)	53,948	50,224	2.38	04/26/2029
Brandon Hants	12/24/2021(3)	—	—	—	—	15,000	225,370
	03/01/2021(2)	14,250	61,750	56.61	03/01/2031	—	—
	06/04/2020(2)	7,500	12,500	14.00	06/04/2030	—	—
	03/30/2020(2)	2,073	2,255	4.61	03/30/2030	—	—
	03/26/2019(5)	109,865	40,807	2.38	03/26/2029	—	—
(1)	The per share exercise price of the stock options is equal to the closing price of a share of our common stock on the date of grant.
(2)
This option to purchase shares of our common stock was granted pursuant to our 2020 Plan. 1/48th of the shares vest monthly from the date of grant, subject to the optionee’s continued status as a service provider through each vesting date.

(3)
These restricted stock units were granted pursuant to our 2020 Plan. 1/4th of the units vest on June 1, 2022 and 1/45th of the remaining units vest quarterly thereafter, subject to the grantee’s continued status as a service provider through each vesting date.

(4)
This option to purchase shares of our common stock was granted pursuant to our 2016 Plan. 1/4th of the shares subject to the option vest on the first anniversary of the vesting commencement date and 1/48th of the remaining shares vest monthly thereafter, subject to the optionee’s continued status as a service provider through each vesting date. In May 2020, the Board of Directors approved a one-time repricing of certain stock options granted to our service providers with an exercise price of $6.14 per share under our 2016 Plan, including this disclosed option. Pursuant to such approval, such options were automatically repriced to $4.61 per share.

(5)
This option to purchase shares of our common stock was granted pursuant to our 2016 Plan. 1/4th of the shares subject to the option vest on the first anniversary of the vesting commencement date and 1/48th of the shares vest monthly thereafter, subject to the optionee’s continued status as a service provider through each vesting date.

Option Exercises and Stock Vested in Fiscal Year 2021
The following table sets forth the number of shares acquired and the value realized upon the exercise of stock options:
	Option Awards
Name	Number of shares acquired on exercise (#)	Value realized on exercise ($)(1)
Bittoo Kanwar, M.D.	46,500	1,047,820
Shawn Cross	10,000	255,093
(1)
The value realized on the exercise date is based on the difference in the fair market value of our common stock on the exercise date and the exercise price, and does not necessarily reflect the proceeds actually received by the named executive officer.

Employment Arrangements with Our Named Executive Officers
Tahir Mahmood, Ph.D.
In June 2020, we entered into a confirmatory employment letter with Tahir Mahmood, Ph.D. our Co-Founder and Chief Executive Officer. The confirmatory employment letter has no specific term and provides that Dr. Mahmood is an at-will employee. The employment letter supersedes all existing agreements and understandings that Dr. Mahmood may have entered into concerning his employment relationship with us. The employment letter also provides Dr. Mahmood with severance and change in control benefits pursuant to our Severance Policy described below. During our 2021 fiscal year, Dr. Mahmood’s annual base salary was $450,000 and he was eligible for an annual target cash incentive payment equal to 40% of his annual base salary. As of January 1, 2022, Dr. Mahmood’s annual base salary is $580,000 and he is currently eligible for an annual target cash incentive payment equal to 55% of his annual base salary.
Randall Mrsny, Ph.D.
In June 2020, we entered into a confirmatory employment letter with Randall Mrsny, Ph.D., our Co-Founder and Chief Scientific Officer. The confirmatory employment letter has no specific term and provides that Dr. Mrsny is an at-will employee. The employment letter supersedes all existing agreements and understandings that Dr. Mrsny may have entered into concerning his employment relationship with us. The employment letter also provides Dr. Mrsny with severance and change in control benefits pursuant to our Severance Policy described below. During our 2021 fiscal year, Dr. Mrsny’s annual base salary was $450,000 and he was eligible for an annual target cash incentive payment equal to 40% of his annual base salary. As of January 1, 2022, Dr. Mrsny’s annual base salary is $474,500 and he is currently eligible for an annual target cash incentive payment equal to 40% of his annual base salary.
Shawn Cross
In June 2020, we entered into a confirmatory employment letter with Shawn Cross, our Chief Financial Officer. The confirmatory employment letter has no specific term and provides that Mr. Cross is an at-will employee. The employment letter supersedes all existing agreements and understandings that Mr. Cross may have entered into concerning his employment relationship with us. The employment letter also provides Mr. Cross with severance and change in control benefits pursuant to our Severance Policy described below. During our 2021 fiscal year, Mr. Cross’s annual base salary was $410,000 and he was eligible for an annual target cash incentive payment equal to 40% of his annual base salary. As of January 1, 2022, Mr. Cross’ annual base salary is $435,000 and he is currently eligible for an annual target cash incentive payment equal to 40% of his annual base salary.
Bittoo Kanwar, M.D.
In June 2020, we entered into a confirmatory employment letter with Bittoo Kanwar, M.D., our Chief Medical Officer. The confirmatory employment letter has no specific term and provides that Dr. Kanwar is an at-will employee. The employment letter supersedes all existing agreements and understandings that Dr. Kanwar may have entered into concerning his employment relationship with us. The employment letter also provides Dr. Kanwar with severance and change in control benefits pursuant to our Severance Policy described below. During our 2021 fiscal year, Dr. Kanwar’s annual base salary was $435,700 and he was eligible for an annual target cash incentive payment equal to 40% of his annual base salary. As of January 1, 2022, Dr. Kanwar’s annual base salary is $460,750 and he is currently eligible for an annual target cash incentive payment equal to 40% of his annual base salary.
Brandon Hants
In June 2020, we entered into a confirmatory employment letter with Brandon Hants, our Senior Vice President Finance and Business Operations. The confirmatory employment letter has no specific term and provides that Mr. Hants is an at-will employee. The employment letter supersedes all existing agreements and understandings that Mr. Hants may have entered into concerning his employment relationship with us. The employment letter also provides Mr. Hants with severance and change in control benefits pursuant to our Severance Policy described below. During our 2021 fiscal year, Mr. Hants’ annual base salary was $336,000 and he was eligible for an annual target cash incentive payment equal to 35% of his annual base salary. As of January 1, 2022, Mr. Hant’s annual base salary is $356,000 and he is currently eligible for an annual target cash incentive payment equal to 35% of his annual base salary.
Potential Payments upon Termination or Change in Control
Our Board of Directors adopted our Severance Policy in June 2020. Under the Severance Policy, if a named executive officer’s employment is terminated outside a period beginning on a “change in control” (as defined in the Severance Policy) and ending 12 months following a change in control (the “change in control period”), either by us other than for “cause,” death or “disability” or by the named executive officer due to a “constructive termination” (each, as defined within the Severance Policy), referred to as a Non-CIC Qualified Termination, Drs. Mahmood, Mrsny and Kanwar, and Mr. Cross will receive:
•	a lump sum payment equal to 100% of base salary; and
•
payment or reimbursement of up to 12 months of premiums for COBRA continuation coverage premiums or, if providing such payment would violate applicable law, a taxable payment for an equivalent amount in lieu thereof.

Mr. Hants will receive:
•	a lump sum payment equal to 50% of base salary; and
•
payment or reimbursement of up to 6 months of premiums for COBRA continuation coverage premiums, or, if providing such payment would violate applicable law, a taxable payment for an equivalent amount in lieu thereof;

Under the Severance Policy, if a named executive officer’s employment is terminated inside the change in control period either by us other than for “cause,” death or “disability” or by the named executive officer due to a “constructive termination”, referred to as a CIC Qualified Termination, the named executive officer will receive the following:
•	a lump sum payment equal to 100% of base salary;
•	a lump sum payment equal to 100% of target annual bonus;
•	100% acceleration of unvested time-based equity awards; and
•
payment or reimbursement of up to 12 months of premiums for COBRA continuation coverage premiums or, if providing such payment would violate applicable law, a taxable payment for an equivalent amount in lieu thereof.

The Severance Policy provides that if any payments or benefits received by a named executive officer under the Severance Policy or otherwise would constitute “parachute payments” within the meaning of Section 280G of the Internal Revenue Code (the Code) and be subject to excise taxes imposed by Section 4999 of the Code, such amount will either be delivered in full or reduced so as not to be subject to excise taxation, whichever amount is higher. The Severance Policy does not require us to provide any tax gross-ups.
To receive the severance described above, the named executive officer must sign and not revoke our standard separation agreement and release of claims within the timeframe that is set forth in the Severance Policy.

The following table provides information concerning the estimated payments and benefits that would be provided in the circumstances described below, assuming that the triggering event took place on December 31, 2021, the last day of our fiscal year.
Name	Event	Cash Severance ($)(1)	Continuation of Insurance Benefit ($)(2)	Vesting of Equity Awards ($)(3)	Total ($)
Tahir Mahmood, Ph.D.	Non-CIC Qualified Termination	450,000	31,073	—	481,073
	CIC Qualified Termination	630,000	31,073	—	661,073
Randall Mrsny, Ph.D.	Non-CIC Qualified Termination	450,000	11,465	—	461,465
	CIC Qualified Termination	630,000	11,465	—	641,465
Shawn Cross	Non-CIC Qualified Termination	410,000	29,503	—	439,503
	CIC Qualified Termination	574,000	29,503	3,345,070	3,948,573
Bittoo Kanwar, M.D.	Non-CIC Qualified Termination	435,750	29,503	—	465,253
	CIC Qualified Termination	610,050	29,503	4,275,134	4,914,688
Brandon Hants	Non-CIC Qualified Termination	168,000	14,746	—	182,746
	CIC Qualified Termination	453,600	29,492	2,310,551	2,793,643
(1)	Based on salary and target annual incentive cash payments as of December 31, 2021.
(2)	The value of continuation of insurance benefits is included based on current coverage.
(3)
The value of each Named Executive Officer’s equity award vesting acceleration benefit in connection with a qualifying termination of the Named Executive Officer’s employment is calculated as (i) the number of shares covered by the portions of the Named Executive Officer’s equity awards that are subject to such acceleration multiplied by the closing price of our common stock on December 31, 2021 (the last trading day in our 2021 fiscal year), which was $13.98 per share, less (ii) the exercise price for any such shares subject to options.

Equity Compensation Plan Information
The following table provides information as of December 31, 2021, with respect to the shares of our common stock that may be issued under our existing equity compensation plans. A description of each of our equity compensation plans is incorporated by reference to Note 9 to the consolidated financial statements set forth in our 10-K filed on March 25, 2022, as amended.
Plan Category	(a) Number of Securities to be Issued Upon Exercise of Outstanding Options	(b) Weighted Average Exercise Price of Outstanding Options ($)	(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Equity Compensation Plans Approved by Stockholders(1)	4,442,864	24.63	2,876,270
Equity Compensation Plans Not Approved by Stockholders(2)	—	—	—
(1)
Includes the following plans: 2020 Plan, 2016 Plan, 2015 Equity Incentive Plan (2015 Plan) and 2020 Employee Stock Purchase Plan (2020 ESPP). Our 2020 Plan provides that on January 1st of each fiscal year commencing in 2021, the number of shares authorized for issuance under the 2020 Plan is automatically increased by a number equal to the lesser of (i) 3,140,062 shares; (ii) 5.0% of the outstanding shares of our common stock as of the last day of the immediately preceding fiscal year or; (iii) such other amount as the plan administrator may determine. Our 2020 ESPP provides that on January 1st of each fiscal year commencing with the fiscal year following the fiscal year in which the first enrollment date under the 2020 ESPP (if any) occurs, the number of shares authorized for issuance under the 2020 ESPP is automatically increased by a number equal to the lesser of (i) 628,012 shares; (ii) 1.0% of the outstanding shares of our common stock as of the last day of the immediately preceding fiscal year; or (iii) such other amount as the plan administrator may determine.

(2)
Includes the Inducement Plan, which was adopted by our board of directors on March 3, 2022. As of March 21, 2022, there were 1,000,000 shares available for grant under the Inducement Plan. The Inducement Plan has not been approved by stockholders.

Risk Analysis of our Compensation Plans
Our compensation committee reviews and discusses with management the risks arising from our executive compensation philosophy and practices applicable to all employees to determine whether they encourage excessive risk-taking and to evaluate compensation policies and practices that could mitigate such risks. Based on those reviews and discussions, the compensation committee structures our executive compensation program to encourage our named executive officers to focus on both short-term and long-term performance and success. We do not believe that our executive compensation program creates risks that are reasonably likely to have a material adverse effect on us.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table shows information regarding the beneficial ownership of our common stock as of March 15, 2022 for the following:
•	Each stockholder known by us to beneficially own more than 5% of our common stock;
•	Each of our directors;
•	Each named executive officer named in the “Named Executive Officers”; and
•	All directors and executive officers as a group.
We have determined beneficial ownership in accordance with the rules of the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. Unless otherwise indicated below, to our knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all shares that they beneficially owned, subject to community property laws where applicable.
We have based our calculation of the percentage of beneficial ownership on 38,653,925 shares of our common stock outstanding as of March 15, 2022. We have deemed shares of our common stock subject to stock options that are currently exercisable or exercisable within 60 days of March 15, 2022 to be outstanding and to be beneficially owned by the person holding the stock option for the purpose of computing the percentage ownership of that person. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person.
Unless otherwise indicated, the address of each beneficial owner listed in the table below is c/o Applied Molecular Transport Inc., 450 East Jamie Court, South San Francisco, CA 94080.
	Beneficial Ownership
Name of Beneficial Owner	Shares	Percentage
5% or Greater Stockholders:
Entities affiliated with BlackRock, Inc.(1)	1,939,444	5.0%
Capital World Investors(2)	4,225,688	10.9%
Entities affiliated with EPIQ Capital Group, LLC(3)	8,264,240	21.4%
Entities affiliated with Founders Fund(4)	4,438,222	11.5%
Named Executive Officers and Directors:
Tahir Mahmood, Ph.D.(5)	3,665,416	9.5%
Randall Mrsny, Ph.D.(6)	3,654,687	9.5%
Graham Cooper(7)	93,750	*
Helen S. Kim(8)	635,230	1.6%
David Lamond(9)	914,589	2.4%
Holly Schachner, M.D.(10)	8,661	*
John W. Smither(11)	5,000	*
Aaron VanDevender, Ph.D.(12)	62,659	*
Shawn Cross(13)	180,228	*
Bittoo Kanwar(14)	207,171	*
Brandon Hants(15)	162,224	*
All executive officers and directors as a group (thirteen (13) persons)(16)(17)	9,747,693	25.4%
*	Less than one percent (1%)
(1)
Based on information taken from the Schedule 13G filed on February 4, 2022, these 1,939,444 shares are held by various entities affiliated with BlackRock, Inc (BlackRock). BlackRock, Inc. may be deemed to be the beneficial owner of these shares and exercises shared voting and investment control over the shares with each of the entities. BlackRock has sole voting power over 1,905,779 shares and sole dispositive power over 1,939,444 shares. The address of this entity is 55 East 52nd Street, New York, NY 10055.

(2)
Based on information taken from the Schedule 13G/A filed on February 11, 2022, these 4,225,688 shares are held by Capital World Investors (CWI). CWI has sole voting power and sole dispositive power over 4,225,688 shares. CWI is a division of CRMC, as well as its investment management subsidiaries and affiliates Capital Bank and Trust Company, Capital International, Inc., Capital International Limited, Capital International Sarl and Capital International K.K. (together with CRMC, the investment management entities). CWI may be deemed to be the beneficial owner of the shares and exercises sole voting and investment control over the shares. The address of this entity is 333 South Hope Street, 55th Fl, Los Angeles, CA 90071.

(3)
Based on information taken from the Schedule 13D filed on June 18, 2020, these shares consist of (i) 2,149,292 shares held by EPQ LLC, AMT PS, (ii) 3,394,948 shares held by EPQ LLC, AMTB PS, (iii) 2,500,000 shares held by EPQ LLC, AMTC PS and (iv) 220,000 shares held by Chad Boeding (collectively, the EPIQ funds). EPIQ Capital Group, LLC is the managing member of each of the EPIQ funds and exercises investment and voting control over the shares held by each of the EPIQ funds through an investment committee. The investment committee for each of the EPIQ funds is comprised of Chad Boeding, Chris Jackson, Jennifer Forster, Boris Albul and Rick Withers, each of whom is an officer or partner of EPIQ Capital Group, LLC. Each of the members of the investment committee disclaims beneficial ownership of the shares held by the EPIQ funds except to the extent of their pecuniary interests therein, if any. The address of each of the individuals and entities listed above is One Lombard Street, Suite 200, San Francisco, CA 94111.

(4)
Based on information taken from the Schedule 13G filed on February 16, 2021, these shares consist of (i) 2,814,640 shares held by The Founders Fund V, LP, 757,139 shares held by The Founders Fund V Principals Fund, LP, 39,836 shares held by The Founders Fund V Entrepreneurs Fund, LP (collectively, the Founders Fund V Management, LLC), and (ii) 656,194 shares held by The Founders Fund VI, LP, 162,255 shares held by The Founders Fund VI Principals Fund, LP and 8,158 shares held by The Founders Fund VI Entrepreneurs Fund, LP (collectively, the Founders Fund VI Management, LLC). FFV Management exercises investment and voting control over the shares held by the Founds Fund V Management, LLC through a management committee comprised of Peter Thiel and Brian Singerman. FFVI Management exercises investment and voting control over the shares held by the Founders Fund VI Management, LLC through a management committee comprised of Peter Thiel and Brian Singerman. Each of Mr. Thiel and Mr. Singerman disclaim beneficial ownership of the shares held by the Founders Fund V Management, LLC and the Founders Fund VI Management, LLC, except to the extent of their pecuniary interest therein, if any. The address of each of the individuals and entities listed above is One Letterman Drive, Building D, Suite 500, San Francisco, CA 94129.

(5)
Consists of (i) 3,000 shares held directly by Dr. Mahmood, (ii) 176,657 shares held directly by The Mahmood 2017 Irrevocable Trust Agreement for which Dr. Mahmood serves as trustee, (iii) 334,632 shares held by the Tahir Mahmood 2019 Annuity Trust for which Dr. Mahmood serves as trustee, (iv) 3,088,711 shares held by the Mahmood-Shamsi Living Trust Agreement dated August 31, 2017 for which the father of Dr. Mahmood serves as trustee, and (v) 62,416 shares of common stock subject to options that are exercisable within 60 days of March 15, 2022. Dr. Mahmood shares voting and investment control with his spouse over the shares held by the Mahmood 2017 Irrevocable Trust Agreement and the Tahir Mahmood 2019 Annuity Trust. The father of Dr. Mahmood exercises voting and investment control over the shares held by the Mahmood-Shamsi Living Trust Agreement dated August 31, 2017.

(6)
Consists of (i) 3,500 shares held directly by Dr. Mrsny, (ii) 3,600,000 shares held directly by Mrsny-Daugherty Living Trust Agreement dated July 31, 2019 for which Dr. Mrsny and his spouse serve as co-trustees and exercise voting and investment control, and (iii) 51,187 shares of common stock subject to options that are exercisable within 60 days of March 15, 2022.

(7)	Consists of 93,750 shares of common stock subject to options that are exercisable within 60 days of March 15, 2022.
(8)	Consists of (i) 575,000 shares of common stock directly held by Ms. Kim and (ii) 60,230 shares of common stock subject to options that are exercisable within 60 days of March 15, 2022.
(9)
Consists of 914,589 shares of common stock beneficially held by the Blue Devil Trust for which Mr. Lamond serves as trustee. Mr. Lamond shares voting and investment control over the shares held by the Blue Devil Trust with his spouse.

(10)	Consists of 8,661 shares of common stock subject to options that are exercisable within 60 days of March 15, 2022.
(11)	Consists of 5,000 shares of common stock subject to options that are exercisable within 60 days of March 15, 2022.
(12)	Consists of 62,659 shares of common stock held by Mr. VanDevender.
(13)	Consists of 180,228 shares of common stock subject to options that are exercisable within 60 days of March 15, 2022.
(14)	Consists of 175,671 shares of common stock subject to options that are exercisable within 60 days of March 15, 2022.
(15)	Consists of 162,224 shares of common stock subject to options that are exercisable within 60 days of March 15, 2022.
(16)
Consists of (i) 8,790,248 shares of common stock owned by our named executive officers, current directors and other executive officers and (ii) 1,032,445 shares of common stock subject to options that are exercisable within 60 days of March 15, 2021.

(17)	Ms. Banard joined the Board of Directors on March 31, 2022. Ms. Banard has 1,666 shares of common stock subject to options that are exercisable within 60 days of March 15, 2022.

OTHER MATTERS
Our financial statements for the fiscal year ended December 31, 2021 are included in our Annual Report on Form 10-K, as amended, which we will make available to stockholders at the same time as this proxy statement. This proxy statement and our annual report are posted on our website at https://ir.appliedmt.com/investor-relations and are available from the SEC at its website at www.sec.gov.
***
The Board of Directors does not know of any other matters to be presented at the Annual Meeting. If any additional matters are properly presented at the Annual Meeting, the persons named in the enclosed proxy card will have discretion to vote the shares of our common stock they represent in accordance with their own judgment on such matters.
It is important that your shares of our common stock be represented at the Annual Meeting, regardless of the number of shares that you hold. You are, therefore, urged to vote by telephone or by using the Internet as instructed on the enclosed proxy card or execute and return, at your earliest convenience, the enclosed proxy card in the envelope that has also been provided.
THE BOARD OF DIRECTORS

South San Francisco, California April 12, 2022

APPLIED | MOLECULAR | TRANSPORT

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on May 23, 2022. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/AMTI2022**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on May 23, 2022. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D77246-P69057 KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

APPLIED MOLECULAR TRANSPORT INC.

The Board of Directors recommends you vote FOR ALL for the election of three Class II directors:

	For All	Withhold All	For All Except
1. Election of Class II Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Charlene Banard
02) Graham K. Cooper
03) John W. Smither

The Board of Directors recommends you vote FOR Proposal Two:

The Board of Directors recommends you vote FOR Proposal Three:

	For	Against	Abstain
3. Advisory vote of the named executive officer compensation (the "say-on-pay" vote).	☐	☐	☐

The Board of Directors recommends you vote FOR EVERY 1 YEAR:

	Every 1 Year	Every 2 Years	Every 3 Years	Abstain
4. Advisory vote on the frequency of future advisory votes to approve named executive officer compensation.	☐	☐	☐	☐

NOTE: In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof.
If no direction is made, this proxy will be voted "FOR ALL" on Proposal 1, "FOR" Proposals 2 and 3 and for "EVERY 1 YEAR" on Proposal 4.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

D77247-P69057

Applied Molecular Transport Inc.
Annual Meeting of Stockholders
Tuesday, May 24, 2022 at 1:00 PM, PDT
This proxy is solicited by the Board of Directors

The undersigned stockholder of Applied Molecular Transport Inc., a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated April 12, 2022, and hereby appoints Tahir Mahmood, Ph.D. and Shawn Cross, and each of them, jointly and severally, as proxies and attorneys-in-fact, with full power of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2022 Annual Meeting of Stockholders of Applied Molecular Transport Inc. to be held on May 24, 2022 at 1:00 PM (PDT), and at any adjournment or postponement thereof, and to vote all shares of common stock which the undersigned would be entitled to vote, if personally present, on the matters set forth on the reverse side and, in accordance with their discretion, on any other business that may come before the meeting, and revokes all proxies previously given by the undersigned with respect to the shares covered hereby. The 2022 Annual Meeting of Stockholders will take place as a virtual meeting via the Internet at www.virtualshareholdermeeting.com/AMTI2022.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S). If NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR ALL" ON PROPOSAL 1, "FOR" PROPOSALS 2 and 3 AND FOR "EVERY 1 YEAR" ON PROPOSAL 4.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE.

Continued and to be signed on reverse side